                                                                  Exhibit 4.04


                          JAZZ CASINO COMPANY, L.L.C.,
                                   Issuer, and
                              JCC HOLDING COMPANY,
                                    Guarantor
                                   $27,287,500
                  8% Convertible Junior Subordinated Debentures
                                    Due 2010

                                 ---------------

                                    INDENTURE

                          Dated as of October 30, 1998

                               ------------------



                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee






                                                 TABLE OF CONTENTS

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
ARTICLE 1. DEFINITIONS AND INCORPORATION BY REFERENCE.............................................................1

         Section 1.01.     Definitions............................................................................1
         Section 1.02.     Other Definitions......................................................................9
         Section 1.03.     Incorporation by Reference of Trust Indenture Act......................................9
         Section 1.04.     Rules of Construction.  Unless the context otherwise requires:........................10

ARTICLE 2. THE SECURITIES........................................................................................10

         Section 2.01.     Form and Dating.......................................................................10
         Section 2.02.     Execution and Authentication..........................................................11
         Section 2.03.     Registrar, Paying Agent and Conversion Agent..........................................12
         Section 2.04.     Paying Agent to Hold Money in Trust...................................................12
         Section 2.05.     Holder Lists..........................................................................13
         Section 2.06.     Transfer and Exchange.................................................................13
         Section 2.07.     Replacement Securities................................................................14
         Section 2.08.     Outstanding Securities................................................................14
         Section 2.09.     Treasury Securities...................................................................14
         Section 2.10.     Temporary Securities..................................................................15
         Section 2.11.     Cancellation..........................................................................15
         Section 2.12.     Defaulted Interest....................................................................15

ARTICLE 3. REDEMPTION............................................................................................16

         Section 3.01.     Right of Redemption...................................................................16
         Section 3.02.     Redemption Pursuant to Applicable Laws................................................16
         Section 3.03.     Notice to Trustee.....................................................................16
         Section 3.04.     Selection of Securities to Be Redeemed................................................16
         Section 3.05.     Notice of Redemption..................................................................17
         Section 3.06.     Effect of Notice of Redemption........................................................18
         Section 3.07.     Deposit of Redemption Price...........................................................18
         Section 3.08.     Securities Redeemed in Part...........................................................18

ARTICLE 4. COVENANTS.............................................................................................19

         Section 4.01.     Payment of Securities.................................................................19
         Section 4.02.     Maintenance of Office or Agency.......................................................19
         Section 4.03.     SEC Reports; Other Information........................................................20
         Section 4.04.     Compliance Certificate................................................................21
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
         Section 4.05.     Stay, Extension and Usury Laws........................................................22

ARTICLE 5. SUCCESSORS............................................................................................22

         Section 5.01.     When Company and JCC Holding May Merge, Etc...........................................22
         Section 5.02.     Successor Corporation Substituted.....................................................23

ARTICLE 6. DEFAULTS AND REMEDIES.................................................................................23

         Section 6.01.     Events of Default.....................................................................23
         Section 6.02.     Acceleration..........................................................................25
         Section 6.03.     Other Remedies........................................................................25
         Section 6.04.     Waiver of Past Defaults...............................................................26
         Section 6.05.     Rights and Remedies Cumulative........................................................26
         Section 6.06.     Delay or Omission Not Waiver..........................................................26
         Section 6.07.     Control by Holders....................................................................26
         Section 6.08.     Limitation on Suits...................................................................27
         Section 6.09.     Rights of Holders to Receive Payment..................................................27
         Section 6.10.     Collection Suit by Trustee............................................................27
         Section 6.11.     Trustee May File Proofs of Claim......................................................28
         Section 6.12.     Priorities............................................................................28
         Section 6.13.     Undertaking for Costs.................................................................29

ARTICLE 7. TRUSTEE...............................................................................................29

         Section 7.01.     Duties of Trustee.....................................................................29
         Section 7.02.     Rights of Trustee.....................................................................30
         Section 7.03.     Individual Rights of Trustee..........................................................31
         Section 7.04.     Trustee's Disclaimer..................................................................31
         Section 7.05.     Notice of Defaults....................................................................32
         Section 7.06.     Reports by Trustee to Holders.........................................................32
         Section 7.07.     Compensation and Indemnity............................................................32
         Section 7.08.     Replacement of Trustee................................................................33
         Section 7.09.     Successor Trustee by Merger, Etc......................................................34
         Section 7.10.     Eligibility; Disqualification.........................................................34
         Section 7.11.     Preferential Collection of Claims Against the Company.................................35

ARTICLE 8. DISCHARGE OF INDENTURE................................................................................35

         Section 8.01.     Termination of the Company's Obligations..............................................35
         Section 8.02.     Application of Trust Money............................................................36
         Section 8.03.     Repayment to Company..................................................................37
         Section 8.04.     Reinstatement.........................................................................37

ARTICLE 9. AMENDMENTS............................................................................................37

         Section 9.01.     Without Consent of Holders............................................................37

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                                                                     ii
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
         Section 9.02.     With Consent of Holders...............................................................38
         Section 9.03.     Compliance with Trust Indenture Act...................................................39
         Section 9.04.     Revocation and Effect of Consents.....................................................39
         Section 9.05.     Notation on or Exchange of Securities.................................................40
         Section 9.06.     Trustee to Sign Amendments, Etc.......................................................40

ARTICLE 10. GUARANTY.............................................................................................40

         Section 10.01.    Guaranty.............................................................................40
         Section 10.02.    Execution and Delivery of Guaranty....................................................42
         Section 10.03.    Certain Bankruptcy Events.............................................................42

ARTICLE 11. SUBORDINATION OF SECURITIES..........................................................................42

         Section 11.01.    Agreement to Subordinate..............................................................42
         Section 11.02.    Certain Definitions...................................................................43
         Section 11.03.    Liquidation; Dissolution; Bankruptcy..................................................44
         Section 11.04.    Default on Senior Indebtedness........................................................45
         Section 11.05.    Acceleration of Securities............................................................47
         Section 11.06.    When Distribution Must Be Paid Over...................................................48
         Section 11.07.    Notice by Company.....................................................................48
         Section 11.08.    Subrogation...........................................................................48
         Section 11.09.    Relative Rights.......................................................................49
         Section 11.10.    Subordination May Not Be Impaired.....................................................49
         Section 11.11.    Distribution or Notice to Representative..............................................50
         Section 11.12.    Rights of Trustee and Paying Agent....................................................51
         Section 11.13.    Authorization to Effect Subordination.................................................51
         Section 11.14.    No Suspension of Remedies.............................................................51
         Section 11.15.    Miscellaneous.........................................................................51

ARTICLE 12. SUBORDINATION OF GUARANTY............................................................................52

         Section 12.01.    Agreement to Subordinate..............................................................52
         Section 12.02.    Certain Definitions...................................................................53
         Section 12.03.    Liquidation; Dissolution; Bankruptcy..................................................54
         Section 12.04.    Default on Guarantor Senior Indebtedness..............................................55
         Section 12.05.    Acceleration of Securities............................................................55
         Section 12.06.    When Distribution Must Be Paid Over...................................................56
         Section 12.07.    Notice by Guarantor...................................................................56
         Section 12.08.    Subrogation...........................................................................56
         Section 12.09.    Relative Rights.......................................................................57
         Section 12.10.    Subordination May Not Be Impaired.....................................................57
         Section 12.11.    Distribution or Notice to Guarantor Representative....................................58
         Section 12.12.    Rights of Trustee and Paying Agent....................................................59
         Section 12.13.    Authorization to Effect Subordination.................................................59
         Section 12.14.    No Suspension of Remedies.............................................................59
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                                                                    iii
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
         Section 12.15.    Miscellaneous.........................................................................59

ARTICLE 13. CONVERSION...........................................................................................60

         Section 13.01.    Conversion Privilege..................................................................60
         Section 13.02.    Conversion Procedure..................................................................61
         Section 13.03.    Fractional Shares.....................................................................61
         Section 13.04.    Taxes on Conversion...................................................................62
         Section 13.05.    JCC Holding to Provide Stock..........................................................62
         Section 13.06.    Adjustment for Change in Capital Stock................................................62
         Section 13.07.    Adjustment for Rights Issue...........................................................62
         Section 13.08.    Adjustment for Other Distributions....................................................63
         Section 13.09.    Adjustment for Common Stock Issue.....................................................64
         Section 13.10.    Adjustment for Convertible Securities Issue...........................................65
         Section 13.11.    Consideration Received................................................................67
         Section 13.12.    Adjustment For Tender Offer and Certain Repurchases...................................67
         Section 13.13.    When Adjustment May Be Deferred.......................................................68
         Section 13.14.    When No Adjustment Required...........................................................68
         Section 13.15.    Notice of Adjustment..................................................................69
         Section 13.16.    Voluntary Reduction...................................................................69
         Section 13.17.    Notice of Certain Transactions........................................................69
         Section 13.18.    Reorganization of JCC Holding.........................................................70
         Section 13.19.    JCC Holding Determination Final.......................................................70
         Section 13.20.    Trustee's Disclaimer..................................................................71
         Section 13.21.    Converted Securities..................................................................71
         Section 13.22.    Joint and Several Obligation..........................................................71

ARTICLE 14. MISCELLANEOUS........................................................................................71

         Section 14.01.    Trust Indenture Act Controls..........................................................71
         Section 14.02.    Notices...............................................................................71
         Section 14.03.    Communication by Holders with Other Holders...........................................74
         Section 14.04.    Certificate and Opinion as to Conditions Precedent....................................74
         Section 14.05.    Statements Required in Certificate or Opinion.........................................74
         Section 14.06.    Rules by Trustee and Agents...........................................................75
         Section 14.07.    Legal Holidays........................................................................75
         Section 14.08.    No Recourse Against Others............................................................75
         Section 14.09.    Duplicate Originals...................................................................75
         Section 14.10.    Governing Law.........................................................................75
         Section 14.11.    No Adverse Interpretation of Other Agreements.........................................75
         Section 14.12.    Successors............................................................................75
         Section 14.13.    Severability..........................................................................76
         Section 14.14.    Counterpart Originals.................................................................76
         Section 14.15.    Variable Provisions...................................................................76
         Section 14.16.    Table of Contents, Headings, Etc......................................................76
         Section 14.17.    Gaming Laws...........................................................................76

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                                                                   iv
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
         Section 14.18.    Waiver and Release; HET/JCC Agreement.................................................76
         Section 14.19.    Transfer Restrictions; Legends........................................................79



EXHIBITS

         Exhibit A - Form of Security

                  INDENTURE, dated as of October 30, 1998, among Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), as issuer, and JCC Holding Company, a Delaware corporation ("JCC Holding"), as guarantor, and Norwest Bank Minnesota, National Association (the "Trustee"), as trustee.

                  Each of the Company, the Guarantor (as defined herein) and the Trustee agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Company's 8% Convertible Junior Subordinated Debentures Due 2010 (the "Securities"), and JCC Holding (in its capacity other than as the Guarantor) agrees solely for the purposes of the provisions of Articles 13 and 5 and Sections 2.03, 4.02, 4.03 4.04 as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of the Securities:


                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.              Definitions.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, beneficial ownership of 10% or more of the voting common equity of a Person shall be deemed to be control of such Person unless ownership of a lesser amount may be deemed to be control under the TIA. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

                  "Authorized Representative" means, with respect to (i) JCC Holding or (ii) the Guarantor, any Officer thereof.

                  "Board of Directors" means the Board of Directors of JCC Holding, the sole member of the Company, or any committee of the Board of Directors duly authorized to act hereunder.

                  "Business Day" means any day other than a Legal Holiday.

                  "capital lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

                  "capital lease obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease which would at such time be required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's Capital Stock whether now outstanding or issued after the date of this Indenture, including, without limitation, all Common Stock and Preferred Stock.

                  "Cash Equivalent" means (i) securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) and in each case maturing within one year after the date of acquisition, (ii) time deposits, certificates of deposit of any commercial bank having, or which is the principal subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having, capital and surplus in excess of $250,000,000, (iii) commercial paper issued by a corporation that is not the Company or an Affiliate thereof which is rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition, (iv) repurchase obligations with a term of not more than 90 days collateralized by securities issued or directly and fully guaranteed, or secured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) entered into with any bank or other person meeting the qualifications specified in clause (ii) above, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv).

                  "Casino Operating Contract" means the Amended and Renegotiated Casino Operating Contract between the Company and the State of Louisiana for and through Louisiana Gaming Control Board, dated as of October 30, 1998, as such agreement may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, including any replacement or renewal thereof.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or nonvoting) of such Person's common stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such common stock; provided, however, that Common Stock does not include any Preferred Stock.

                  "Company" means Jazz Casino Company, L.L.C., a Louisiana limited liability company, until a successor replaces it in accordance with
Article 5 hereof and thereafter means the successor, and shall include any and all other obligors on the Securities.

                  "Corporate Trust Office" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as the Trustee may give notice to the Company.

                  "Credit Agent" means Bankers Trust Company, as Administrative Agent under the Credit Agreement, and any successor thereto.

                  "Credit Agreement" means the Credit Agreement, dated as of October 29, 1998, among the Company, JCC Holding, the various banks from time to time parties thereto, and Bankers Trust Company, as administrative agent, together with the related documents thereto (including, without limitation, any guaranty agreements and security documents), in each case as such agreements may be amended, supplemented or modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company and/or JCC Holding as additional borrowers or guarantors thereunder) all or a portion of the Indebtedness under such agreement or any successor or replacement agreements and whether by the same or any other agent, lender or group of lenders.

                  "Current Market Price" means, with respect to the JCC Holding Class A Common Stock, as of any date, the volume weighted average with respect to the immediately preceding ten Trading Days of the last reported sale price regular way (or, if no such last reported sales price is available for any such Trading Day, the last reported closing bid price regular way on such Trading
Day) of the JCC Holding Class A Common Stock, as reported by NASDAQ or by the NASDAQ National Market System (or if the JCC Holding Class A Common Stock is listed on a national securities exchange, by such exchange); provided, however, that, if the JCC Holding Class A Common Stock is not listed or admitted to trading on any national securities exchange or quoted on NASDAQ or the NASDAQ National Market System, the closing bid price in the over-the-counter market, as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee, shall be used for such calculation; and if the JCC Holding Class A Common Stock is not traded in the over-the-counter market, "Current Market Price" shall be determined by the Board of Directors in good faith.

                  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Gaming License" means every material license, material franchise or other material authorization on the Issue Date or thereafter required to own, lease, operate or otherwise conduct or manage a casino facility in any state, local or other jurisdiction including, without limitation, any applicable material liquor licenses, and with respect to the Company (and without limitation), the Casino Operating Contract.

                  "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or any foreign government, any state, province, city or other political subdivision, in each case whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

                  "Guarantor" means JCC Holding, solely in its capacity as Guarantor.

                   "guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "HET" means Harrah's Entertainment, Inc., a Delaware corporation, and its successors.

                  "HET/JCC Agreement" means the HET/JCC Agreement, dated as of October 30, 1998, among HET, HOC and the Company (and any substitute or successor agreement), and any other documents entered into in connection with (and to the extent relating directly to) such agreement, pursuant to which HET and HOC shall provide the Minimum Payment Guaranty for certain periods and subject to certain terms and conditions set forth therein, as such agreement and such documents may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, including any replacement or renewal thereof.

                  "HOC" means Harrah's Operating Company, Inc., a Delaware corporation, and its successors.

                  "Holder" means a person in whose name a Security is registered.

                  "Indebtedness" means, with respect to any Person, at any date and without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments other than Interest Rate Agreements, (iii) all reimbursement obligations and other liabilities of such Person with respect to letters of credit issued for such Person's account, (iv) all obligations of such Person having an original term of at least one year to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (v) all obligations of such Person as lessee in respect of the capital lease obligations under capital leases and (vi) all obligations of others of a nature described in any of clauses (i) through (v) above guaranteed by such Person.

                  "Indenture" means this Indenture (including any exhibits, schedules, annexes or appendices hereto) as amended from time to time.

                  "Indentures" means, collectively, this Indenture and the New Indentures, each as amended from time to time.

                  "Initial Minimum Payment Guarantors" shall mean HET and HOCI.

                  "Intercreditor Agreement" means that certain Intercreditor Agreement, dated October 29, 1998, by and among the New Indenture Trustee, the Credit Agent, the Company,

HET and HOCI, as such agreement may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, including any replacement or renewal thereof.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which the Company or any of its Subsidiaries is or becomes a party or a beneficiary.

                  "JCC Holding" means JCC Holding Company, a Delaware corporation and the sole member of the Company, and its successors.

                  "JCC Holding Class A Common Stock" means the Class A Common Stock, $.01 par value per share, of JCC Holding, or any security of JCC Holding which may be exchanged or otherwise substituted therefor, including, without limitation, the shares of Common Stock of JCC Holding into which the JCC Holding Class A Common Stock will be reclassified or converted upon the Transition Date.

                  "Lien" means, with respect to any asset, any mortgage, deed of trust, lien (statutory or otherwise), pledge, charge, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any capital lease, any option or other agreement to sell and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

                  "Management Agreement" means the Second Amended and Restated Management Agreement between the Company and Harrah's Management Company relating to the management of the Casino dated as of October 29, 1998, as such agreement may be amended (including amendment and restatement thereof), supplemented or modified from time to time, including any replacement or renewal thereof.

                  "Minimum Payment Guarantor" means the Initial Minimum Payment Guarantors and any other successor or substitute entity or entities which provides a Minimum Payment Guaranty.

                  "Minimum Payment Guaranty" means the Minimum Payment Guaranty (as defined in the Casino Operating Contract) that the Casino Operating Contract obligates the Company to cause to be provided to the State of Louisiana by and through the Louisiana Gaming Control Board, as such agreement may be amended (including amendment and restatement thereof), supplemented or modified from time to time, including any replacement or renewal thereof.

                  "Minimum Payment Guaranty Documents" means each Minimum Payment Guaranty and all agreements or documents (including, without limitation, the HET/JCC Agreement) executed and delivered in connection therewith.

                  "Minimum Payment Guaranty Obligations" shall have the meaning set forth for such term in the Intercreditor Agreement.

                  "NASDAQ" means the NASDAQ Stock Market operated by the National Association of Securities Dealers, Inc.

                  "New Bonds" means the Senior Subordinated Notes due 2009 with Contingent Payments of the Company.

                  "New Contingent Bonds" means the Senior Subordinated Contingent Notes due 2009 of the Company.

                  "New Indentures" means, collectively, (i) the Indenture, dated as of October 30, 1998, among the Company, as obligor, JCC Holding Company, CP Development, L.L.C., FP Development, L.L.C. and JCC Development Company, L.L.C. as guarantors, and Norwest Bank Minnesota, National Association, as trustee in connection with the New Bonds, and (ii) the Indenture, dated as of October 30, 1998, among the Company, as obligor, JCC Holding, CP Development, L.L.C., FP Development, L.L.C. and JCC Development Company, L.L.C. as guarantors, and Norwest Bank Minnesota, National Association, as trustee in connection with the New Contingent Bonds, in each case as such Indentures may be amended (including any amendment and restatement thereof), supplemented or modified from time to time, including any agreements extending the maturity of, refinancing, replacing or otherwise restructuring all or a portion of the Indebtedness thereunder or any successor or replacement agreements and whether the financing thereunder is provided by the same or any other Persons.

                  "New Indentures Trustee" means, collectively, the trustee under each of the New Indentures from time to time.

                  "Non-Qualified Person" means a person or entity that would, if associated with the Company, JCC Holding, Harrah's New Orleans Management Company, a Nevada corporation (the "Manager"), or any affiliate of the Manager, impair or cause the denial, suspension or revocation of any gaming registration, permit, license, right or entitlement or any alcoholic beverage registration, permit, license, right or entitlement held or applied for by the Company, JCC Holding, the Manager or any affiliate of the Manager.

                  "Obligations" means, with respect to any Indebtedness or any Interest Rate Agreement, any principal, premium, interest (including, without limitation, interest, whether or not allowed, after the filing of a petition initiating any proceeding referred to in Section 6.01(5), (6) or (7)), penalties, commissions, charges, expenses, fees, indemnifications, reimbursements and other liabilities or amounts payable under or in respect of the documentation governing such Indebtedness or such Interest Rate Agreement.

                  "Officer" means the President, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers and delivered to the Trustee, and which shall include the statements set forth in Section 14.05 hereof.

                  "Opinion of Counsel" means a written opinion from legal counsel who may be an employee of, or counsel to, the Company or who may be other counsel reasonably acceptable to the Trustee.

                   "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's Capital Stock which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person, whether now outstanding or issued after the date of this Indenture.

                  "principal" of a debt security means the principal of the security plus the premium, if any, on the security.

                  "Redemption Price," when used with respect to any Security or portion thereof to be redeemed, means the redemption price for such redemption set forth in Paragraph 5 in the applicable form of Security, including, to the extent set forth therein, accrued and unpaid interest with respect to such Security or portion thereof.

                  "Regulating Authority" means the Louisiana Gaming Control
Board.

                  "Required Regulatory Redemption" means a redemption by the Company of any Security (a) pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License held by the Company or an Affiliate of the Company (including HET and any Affiliate of HET) or a wholly owned Subsidiary of the Company, or (b) to the extent necessary in the reasonable, good faith judgment of the board of directors of HET, in the case of HET or one of its Affiliates, or the Board of Directors, in the case of the Company or one of its Affiliates, to prevent the loss, or to prevent the failure to obtain or the material impairment or the failure to secure the reinstatement of, any such Gaming License, in the case of both clauses (a) and (b) where such redemption or acquisition is required because the holder or beneficial owner of such Security is required to be found suitable or to otherwise qualify under any gaming or other laws and is not found suitable or so qualified within a reasonable period of time. Without limiting the generality of the foregoing, if the Company receives written notice from Harrah's Management Company pursuant to Section
21.03 of the Management Agreement that Securities have been transferred to a Non-Qualified Person, the Company shall be entitled to redeem such Securities from such Non-Qualified Person and such redemption shall be a Required Regulatory Redemption.

                  "SEC" means the Securities and Exchange Commission.

                  "Secondary Securities" shall have the meaning set forth in
Section 2.02 hereof.

                  "Securities" means the securities described above issued under this Indenture, including, without limitation, any Secondary Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor act.

                  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).

                  "Subsidiary" of any Person means any entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity is owned by such Person directly and/or through one or more Subsidiaries.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Sections 9.01 and 9.03 hereof.

                  "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                   "Transition Date" has the meaning ascribed thereto in JCC Holding's Restated Certificate of Incorporation to be effective October 29, 1998.

                  "Trust Officer" means any officer within the Corporate Trust Group (or any successor group) of the Trustee, including any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of his/her knowledge of and familiarity with the particular subject.

                  "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

                  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such obligation or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of interest on or principal of the obligation evidenced by such depository receipt.

Section 1.02.              Other Definitions.

                                                                                  Defined in
         Term                                                                      Section
         ----                                                                     ---------
"Bankruptcy Law".................................................................    6.01
"Claim"..........................................................................   11.02
"Claim"..........................................................................   14.18
"Conversion Agent"...............................................................    2.03
"Converted Securities"...........................................................   13.21
"Custodian"......................................................................    6.01
"Debtor".........................................................................    6.01
"Event of Default"...............................................................    6.01
"Guarantor Payment Default"......................................................   12.04
"Guarantor Representative".......................................................   12.02
"Guarantor Senior Indebtedness"..................................................   12.02
"Initial Minimum Payment Guarantor"..............................................   14.18
"Legal Holiday"..................................................................   14.07
"Outstanding Securities".........................................................    2.08
"Paying Agent"...................................................................    2.03
"Payment Blockage Period"........................................................   11.04
"Payment Default"................................................................   11.04
"Redemption Date"................................................................    3.03
"Registrar"......................................................................    2.03
"Representative".................................................................   11.02
"Senior Indebtedness"............................................................   11.02
"Specified Guarantor Indebtedness"...............................................   12.02
"Specified Senior Indebtedness"..................................................   11.02
"Unknown Claim"..................................................................   14.18

Section 1.03.              Incorporation by Reference of Trust Indenture Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee;

                  "obligor" on the Securities means the Company.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04. Rules of Construction. Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in the United States;

                  (3) references to "generally accepted accounting principles" shall mean generally accepted accounting principles in effect in the United States as of the time when and for the period as to which such accounting principles are to be applied;

                  (4)      "or" is not exclusive;

                  (5) words in the singular include the plural, and words in the plural include the singular;

                  (6) provisions apply to successive events and transactions; and

                  (7) the words "include," "included" and "including" as used herein are deemed in each case to be followed by the phrase "without limitation."


                                   ARTICLE 2.
                                 THE SECURITIES

Section 2.01.              Form and Dating.

                  The certificates representing the Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1.00 and integral multiples thereof, except that Secondary Securities may be in denominations of other than $1.00 or any integral multiple thereof; provided, however, that the Company may at its option pay cash in lieu of issuing Secondary Securities in any denominations of less than $1.00.

Section 2.02.              Execution and Authentication.

                  An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

                  A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate Securities (excluding Secondary Securities) for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities, upon a written order of the Company signed by an Officer, which order shall set forth the amount and the date of the Securities to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed the amount set forth herein, except for any Securities that may be issued pursuant to the immediately following paragraph and except as provided in Sections 2.07 and 2.08.

                  The Company may, at its option and in its sole discretion, pay interest through the issuance of additional Securities ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Securities, (i) on any stated due date of an installment of interest on the Securities on or prior to October 30, 2003 (the fifth anniversary following issuance), and (ii) on any stated due date of an installment of interest on the Securities after October 30, 2003, if the Company did not make "Contingent Payments" (as defined in the New Indenture with respect to the New Contingent Bonds) on the immediately preceding interest payment date for such New Contingent Bonds. The Company shall give written notice to the Trustee of the amount of interest to be paid in Secondary Securities not less than five Business Days prior to the relevant stated due date of an installment of interest on the Securities, and the Trustee or an authenticating agent (upon written order of the Company signed by an Officer of the Company given not less than five nor more than 45 days prior to such interest payment date) shall authenticate for original issue (pro rata to each Holder of any Securities as of such record date) Secondary Securities in an aggregate principal amount equal to the amount of cash interest not paid on such interest payment date. Each issuance of Secondary Securities in lieu of the payment of interest in cash on the Securities shall be made pro rata with respect to outstanding Securities, and the Company shall have the right to aggregate amounts of interest payable in the form of Secondary Securities to a Holder of outstanding Securities and issue to such Holder a single Secondary Security in payment thereof. Secondary Securities may be denominated a separate series if the Company deems it necessary to do so in order to comply with any law or other applicable regulations or requirements, with appropriate distinguishing designations.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the term of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to

"authentication" by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

Section 2.03.              Registrar, Paying Agent and Conversion Agent.

                  The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company shall promptly notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent the Trustee shall act as such. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  JCC Holding shall maintain an office or agency where Securities may be presented for conversion ("Conversion Agent"). The term "Conversion Agent" includes any additional conversion agent. JCC Holding may change any Conversion Agent without notice to any Holder. JCC Holding shall promptly notify the Trustee in writing of the name and address of any Conversion Agent not a party to this Indenture. If JCC Holding fails to appoint or maintain another entity as Conversion Agent, the Trustee shall act as such. JCC Holding or any of its subsidiaries may act as Conversion Agent.

                  The Company or JCC Holding, as the case may be, shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company or JCC Holding, as the case may be, shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent or JCC Holding fails to maintain a Conversion Agent or the Company or JCC Holding, as the case may be, fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 7.07 hereof.

                  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities. JCC Holding initially appoints the Trustee as Conversion Agent.

Section 2.04.              Paying Agent to Hold Money in Trust.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets and/or Secondary Securities held by the Paying Agent for the payment of principal of, or interest on, the Securities and shall notify the Trustee in writing of any Default by the Company in making any such payment. If the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets and/or Secondary Securities held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets and/or Secondary Securities that have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets and/or Secondary Securities.

Section 2.05.              Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section. 312(a). If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA Section. 312(a). The Trustee, the Registrar and the Company shall provide a current securityholder list to any Gaming Authority upon demand.

Section 2.06.              Transfer and Exchange.

                  When Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

                  The Company shall not be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (ii) to register the transfer (other than by way of conversion into JCC Holding Class A Common Stock) of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between the record date and the next succeeding interest payment date.

                  No service charge shall be made to the Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges (without a transfer to another Person) pursuant to Section 2.10, 3.06 or 9.05 hereof, in which event the Company will be responsible for the payment of any such taxes).

                  Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Trustees, any Agent or the Company shall be affected by notice to the contrary.

Section 2.07.              Replacement Securities.

                  If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Security, the Company and the Guarantor shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Security if the Trustee's requirements for replacement of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the reasonable judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced. The Company and the Trustee may charge for their reasonable expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.08.              Outstanding Securities.

                  The Securities outstanding (the "Outstanding Securities") at any time are all the Securities authenticated by the Trustee, including Secondary Securities, except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

                  If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

                  If all of the principal amount of any Security is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or one of its Affiliates holds the Security.

Section 2.09.              Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, JCC Holding or an Affiliate of the Company or JCC Holding shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer knows are so owned shall be so disregarded.

Section 2.10.              Temporary Securities.

                  Until definitive Securities are ready for delivery, the Company and the Guarantor may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company and the Guarantor shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled in all respects to the same rights, benefits and privileges as definitive Securities.

Section 2.11.              Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption, payment or conversion. The Trustee shall promptly cancel all Securities surrendered for registration of transfer, exchange, redemption, payment, replacement, cancellation or conversion and shall destroy cancelled Securities (subject to the record-retention requirement of the Exchange Act) and certification of their destruction delivered to the Company. The Company may not issue new Securities to replace Securities that it has redeemed or paid or that have been delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article 13 hereof. The Trustee shall provide the Company a list of all Securities that have been cancelled from time to time as requested by the Company.

Section 2.12.              Defaulted Interest.

                  If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before a special record date, the Company (or the Trustee in the name of and at the expense of the Company) shall mail to the Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.01.     Right of Redemption.

                  Redemption of Securities shall be made only in accordance with this Article 3. At its election, the Company may redeem the Securities in whole or in part, (a) at any time at par value plus accrued and unpaid interest to the applicable Redemption Date (as defined herein), payable in cash, or (b) at any time during the twelve-month period ending October 30, 2010 if the then applicable conversion price is greater than the Current Market Price per share of JCC Holding Class A Common Stock on the Redemption Date, at par value plus accrued and unpaid interest to the applicable Redemption Date, payable as set forth in paragraph 5 of the Security. Except as provided in this paragraph,
Section 3.02 and paragraph 5 of the Notes, the Notes may not otherwise be redeemed at the option of the Obligors.

Section 3.02.     Redemption Pursuant to Applicable Laws.

                  Notwithstanding any other provision of this Indenture, the Securities shall also be redeemable in whole or in part, at any time pursuant to, and in accordance with, a Required Regulatory Redemption. If the Company requires the redemption of any Security pursuant to this Section 3.02, then the Redemption Price shall be the principal amount thereof, plus accrued and unpaid interest to the date of redemption (or such lesser amount as may be required by applicable law or by order of any Gaming Authority). The Company shall tender the Redemption Price (together with any accrued and unpaid interest) to the Trustee no less than 20 and no more than 60 days after the Company gives the Holder or owner of a beneficial or voting interest written notice of redemption or such earlier date as may be required by applicable law. The Company shall notify the Trustee of any disposition or redemption required under this Section 3.02, and upon receipt of such notice, the Trustee shall not accord any rights or privileges under this Indenture or any Security to any Holder or owner of a beneficial or voting interest who is required to dispose of any Security or tender it for redemption, except to pay the Redemption Price upon tender of such Security.

Section 3.03.     Notice to Trustee.

                  If the Company elects to redeem Securities pursuant to Article 3 (including, without limitation, Section 3.02), it shall notify the Trustee in writing of the date on which the applicable Securities are to be redeemed (each, a "Redemption Date") and the principal amount thereof to be redeemed and whether they want the Trustee to give notice of redemption to the Holders.

Section 3.04.     Selection of Securities to Be Redeemed.

                  If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall, if applicable, select from among such Securities to be redeemed pro rata or by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable legal and stock exchange requirements.

                  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions (equal to $1.00 or any integral multiple thereof) of the principal of Securities. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.05.     Notice of Redemption.

                  At least 20 days but not more than 60 days before each Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Securities are to be redeemed (unless a shorter notice period shall be required by applicable law). At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2) the Redemption Price, including the amount of accrued and unpaid interest to be paid upon such redemption;

                  (3)      the name, address and telephone number of the Paying
                           Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                  (5) that, unless (a) the Company defaults in its obligation to deposit cash or Cash Equivalents with the Paying Agent in accordance with Section 3.07 or
                           (b) such redemption payment is prevented for any reason, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                  (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                  (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                  (8)      the CUSIP number of the Securities to be redeemed;

                  (9) in the case of a Required Regulatory Redemption, the circumstances pursuant to which such Required Regulatory Redemption is being effected; and

                  (10)     that the notice is being sent pursuant to this
                           Section 3.05 and pursuant to the redemption provisions of Paragraph 5 of the Form of Security attached hereto as Exhibit A.

Section 3.06.     Effect of Notice of Redemption.

                  Once notice of redemption is mailed in accordance with Section 3.05, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest constituting part of the Redemption Price shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.07.     Deposit of Redemption Price.

                  On or before the Redemption Date, the Company shall deposit with the Paying Agent cash or Cash Equivalents or JCC Holding Class A Common Stock sufficient to pay the Redemption Price of all Securities to be redeemed on such Redemption Date. The Paying Agent shall promptly return to the Company any cash or Cash Equivalents so deposited which is not required for that purpose upon the written request of the Company.

                  If the Company complies with the preceding paragraph and the other provisions of this Article 3 and payment of the Securities called for redemption is not prevented for any reason, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph and the other provisions of this Article 3, interest shall continue to accrue and be paid from and including the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 2.12 hereof and the Securities.

Section 3.08.     Securities Redeemed in Part.

                  Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without charge, a new Security or Securities in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01.     Payment of Securities.

                  The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Company or an Affiliate thereof) holds on such date in trust for the benefit of the Persons entitled to such principal and interest money, in immediately available funds, or, to the extent permitted by
Section 2.02 hereof, Secondary Securities, deposited by the Company and designated for and sufficient to pay all principal and interest then due; provided, however, that money held by the Paying Agent for the benefit of holders of Senior Indebtedness pursuant to the provisions of Article 11 hereof shall not be considered paid within the meaning of this Section 4.01, except to the extent of any subrogation rights pursuant to Section 11.08.

                  The Company shall pay interest (including interest accruing after, or that would accrue but for the occurrence of the commencement of, any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim in such proceeding) on overdue principal at the rate equal to the interest rate on the Securities to the extent lawful; it shall pay interest on overdue installments of interest (without regard to any applicable grace period) at the same rate whether or not such interest is an allowable claim in any such proceeding.

Section 4.02.     Maintenance of Office or Agency.

                  (a) The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03 hereof.

                  (b) JCC Holding will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee, Registrar or Co-Registrar) where Securities may be presented for conversion. JCC Holding will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time JCC Holding should fail to maintain such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentments may be made at the Corporate Trust Office of the Trustee.

                  JCC Holding hereby designates the Corporate Trust Office of the Trustee as one such office or agency of JCC Holding in accordance with
Section 2.03 hereof.

Section 4.03.     SEC Reports; Other Information.

                  (a) Whether or not the Company, the Guarantor or JCC Holding is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company or JCC Holding shall file (which filing, in the case of the Company, may be on a consolidated basis with the Company's direct or indirect parent and such parent's consolidated subsidiaries) with the SEC (to the extent permitted under the Exchange Act) on or prior to the date the Company is or would have been required to file such with the SEC (the "Required Filing Date"), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including with respect to annual information only, a report thereon by the Company's certified independent public accountants that would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations, that would be so required. The Company will also provide copies of such annual and quarterly reports to the Trustee within 5 days after the Required Filing Date and to Holders of Securities within 30 days after the Required Filing Date; provided, that the Company shall not be in default of the provisions of this Section 4.03(a) for any failure to file reports with the SEC solely by refusal by the SEC to accept the same for filing, it being understood that in such event such reports shall be delivered to the Trustee and the Holders as described herein as if they had been filed with the SEC.

                  (b) For so long as any of the Securities remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, (i) each of the Company and JCC Holding will, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder or beneficial owner of a Security, to a prospective purchaser of a Security who is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, or to the Trustee for delivery to such Holder, beneficial owner or prospective purchaser, as the case may be, in connection with any sale thereof, in each case at the Holder's written request to the Company, the information specified in, and meeting the requirements of, Rule 144A(d)(4) and/or Rule 144(c)(2), as applicable, under the Securities Act and (ii) each of the Company and JCC Holding will take such further action as is reasonable under the circumstances to enable any such Holder to sell its Securities without registration under the Securities Act, at the Holder's written request to the Company.

                  (c) Upon the request of any Holder of a Security, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 4.03.

                  (d) The Company, JCC Holding and any Subsidiary of JCC Holding will report the acquisition by the Company, JCC Holding or any Subsidiary of JCC Holding of, or any agreement by the Company, JCC Holding or any Subsidiary of JCC Holding to acquire, whether directly or indirectly, any of the Securities or any interest therein to the Trustee in writing within three days of any such acquisition or agreement.

Section 4.04.     Compliance Certificate.

                  (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company and within 60 days after the end of each quarterly period, an Officers' Certificate stating whether or not, after a review of the activities of JCC Holding, the Company and its Subsidiaries during the preceding fiscal year or quarter, as applicable, made under the supervision of the signing Officers with a view to determining whether the Company and JCC Holding have kept, observed, performed and fulfilled their respective obligations under this Indenture and the Securities, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company and JCC Holding have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and in the Securities and are not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company or JCC Holding, as applicable, is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited by Article 11 hereof or otherwise or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual reports delivered to the Trustee and the Holders pursuant to
Section 4.03 shall be accompanied by a written statement of the Company's or JCC Holding's, as the case may be, independent public accountants that in making the examination necessary for certification of such annual reports nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Section 4.01 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable in the absence of bad faith, gross negligence or willful misconduct directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company will, so long as any of the Securities are outstanding, promptly deliver to the Trustee, forthwith upon any Officer becoming aware of any Event of Default or Default, and, in any event within five
(5) Business Days of such awareness, an Officers' Certificate specifying such Event of Default or Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.     Stay, Extension and Usury Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants (to the extent that it may lawfully do so) that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                        ARTICLE 5.
                                        SUCCESSORS

Section 5.01.     When Company and JCC Holding May Merge, Etc.

                  Neither the Company nor JCC Holding shall consolidate with or merge with or into another Person or, directly or indirectly, sell, transfer, lease or convey all or substantially all of its assets whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

                  (1) the Person formed by or surviving any such consolidation or merger (if other than the Company or JCC Holding), or to which such sale, transfer, lease or conveyance shall have been made, is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

                  (2) the corporation or limited liability company formed by or surviving any such consolidation or merger (if other than the Company or JCC Holding), or to which such sale, transfer, lease or conveyance shall have been made, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company or JCC Holding, as applicable, under the Securities and this Indenture;

                  (3) immediately before and after the transaction no Default or Event of Default exists; and

                  (4) such transaction will not result in the loss of any Gaming License relating to the Company.

                  For purposes of the first sentence of this Section 5.01, the sale, lease, conveyance or transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or JCC Holding, which properties and assets, if held by the Company or JCC Holding, as the case may be, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company, or JCC Holding, as the case may be, on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company or JCC Holding, as the case may be.

                  The Company, or JCC Holding, as applicable, shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Section
5.01. The Trustee shall be entitled to rely conclusively upon such Officers' Certificate and Opinion of Counsel.

Section 5.02.     Successor Corporation Substituted.

                  Upon any consolidation or merger, or any sale, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or JCC Holding in accordance with Section 5.01 hereof, (i) the successor corporation or limited liability company formed by such consolidation or into or with which the Company or JCC Holding is merged or to which such sale, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or JCC Holding, as applicable, under this Indenture and in the Securities with the same effect as if such successor Person has been named as the Company or JCC Holding, as applicable, herein and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities and (ii) the Guarantor shall be released of its obligations under the Guaranty.


                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

                  An "Event of Default" wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days whether or not payment is prohibited by Article 11 hereof;

                  (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise whether or not payment is prohibited by Article 11 hereof;

                  (3) the Company or JCC Holding fails to observe or perform any covenant, condition or agreement on the part of the Company or JCC Holding, as applicable, to be observed or performed pursuant to Section
         5.01 hereof;

                  (4) the Company, JCC Holding or the Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Securities or this Indenture and such Default continues for the period and after the notice specified in this Section 6.01;

                  (5) the Company, the Guarantor or any Significant Subsidiary of the Company (in either case, a "Debtor") files a petition commencing a voluntary case under title 11 of the United States Code, or a Debtor commences a case or proceeding under any other Bankruptcy Law seeking the adjustment, restructuring or discharge of the debts of such Debtor, or the liquidation of such Debtor, including, without limitation, the making by a Debtor of an assignment for the benefit of creditors; or the taking of any corporate action by a Debtor in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

                  (6) a petition commencing an involuntary case against a Debtor is filed under title 11 of the United States Code, with respect to which case (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, an order of relief, (b) an order for relief is entered and is pending and unstayed on the 60th day after the filing of the petition commencing such case, or if stayed, such stay is subsequently lifted so that such order for relief is given full force and effect, or (c) no order for relief is entered, but the court in which such petition was filed has not entered an order dismissing such petition by the 60th day after the filing thereof; or a case or proceeding is commenced under any other Bankruptcy Law against a Debtor (or any substantial part of the assets or properties of any Debtor) seeking the adjustment, restructuring or discharge of the debts of such Debtor, or the liquidation of such Debtor, which case or proceeding is pending without having been dismissed on the 60th day after the commencement thereof;

                  (7) a court of competent jurisdiction or the Regulating Authority enters a judgment, decree or order appointing a Custodian (as defined below) of a Debtor or any substantial part of the assets or properties of a Debtor, or directing the winding-up or liquidation of the affairs or any substantial part of the assets or property of a Debtor, and (a) such Debtor consents or fails to timely object to the entry of, or fails to seek the stay and dismissal of, such judgment, decree or order, or (b) such judgment, decree or order is in full force and effect and is not stayed on the 60th day after the entry thereof, or, if stayed, such stay is thereafter lifted so that such judgment, decree or order is given full force and effect; or

                  (8) a default in the payment of principal, premium or interest when due at final maturity or an acceleration for any other reason of the maturity of any Indebtedness of the Company or any Significant Subsidiary with an aggregate principal amount in excess of $50,000,000, including, without limitation, Indebtedness under the Credit Agreement at such times as the aggregate principal amount of Indebtedness thereunder exceeds $50,000,000; provided that an Event of Default shall not be deemed to occur with respect to the failure to make such payment at final maturity or the acceleration of the maturity of Indebtedness of the Company or any Significant Subsidiary if such acceleration shall be rescinded, or the Indebtedness shall be repaid in full, in each such case within 10 days.

                  The term "Bankruptcy Law" means title 11 of the United States Code or any similar Federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (4) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 30% in principal amount of the then Outstanding Securities notify the Company and the Trustee, of the Default and the Company, or JCC Holding, as the case may be, does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

Section 6.02.     Acceleration.

                  If an Event of Default (other than an Event of Default specified in clause (5), (6) or (7) of Section 6.01 hereof with respect to the Company) occurs and is continuing, the Trustee may, by written notice to the Company, or the Holders of at least 30% (or 25% in the case of an Event of Default specified in Section 6.01(1) or (2) hereof) in principal amount of the then Outstanding Securities may, by written notice to the Company, the Guarantor and the Trustee, and the Trustee shall, upon the request of such Holders, declare the unpaid principal of and any accrued but unpaid interest on all the Securities to be due and payable. Upon such declaration all of the unpaid principal of and any accrued but unpaid interest on the Securities shall be due and payable immediately; provided, however, that if any Minimum Payment Guaranty Obligations are outstanding or any Indebtedness is outstanding pursuant to the Credit Agreement or the New Indentures, upon a declaration of acceleration, such principal and interest shall be due and payable upon the earlier of (x) the day that is five Business Days after the provision to the Company, the Minimum Payment Guarantor, the Credit Agent and the New Indentures Trustee of such written notice, unless such Event of Default is cured or waived prior to such date and (y) the date of acceleration of any Minimum Payment Guaranty Obligations or any Indebtedness under the Credit Agreement or the New Indentures. If an Event of Default specified in clause (5), (6) or (7) of
Section 6.01 hereof occurs with respect to the Company, the unpaid principal of and any accrued but unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then Outstanding Securities by written notice to the Company and to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03.     Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

Section 6.04.     Waiver of Past Defaults.

                  Subject to Section 9.02 hereof, the Holders of 66-2/3% in principal amount of the then Outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on any Security. Upon any such waiver (and except as may be otherwise provided therein), such Default or Event of Default shall cease to exist and, together with any Event of Default arising therefrom, shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.     Rights and Remedies Cumulative.

                  No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.06.     Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.07.     Control by Holders.

                  The Holders of a majority in principal amount of the then Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on it. However, the Trustee may (i) refuse to follow any direction that conflicts with law or this Indenture, that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders or that the Trustee reasonably believes may subject the Trustee to personal liability or (ii) take any other action that it deems proper that is not inconsistent with such decision. The Trustee shall be entitled to indemnification reasonably satisfactory to it against losses or expenses caused by the taking or not taking of such action.

Section 6.08.     Limitation on Suits.

                  A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 30% (or 25% in the case of an Event of Default specified in Section 6.01(1) or (2) hereof) in principal amount of the then Outstanding Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer and, if requested, provide, to the Trustee indemnity reasonably satisfactory to the Trustee against any of the costs, expenses and liabilities reasonably expected to be incurred in compliance with such request;

                  (4) the Trustee does not comply with the request within 45 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                  (5) during such 45-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction that, in the reasonable opinion of the Trustee, is inconsistent with the request.

                  A Holder may not use this Indenture or the Securities to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.09.     Rights of Holders to Receive Payment.

                  Notwithstanding any other provision of this Indenture or the Securities, but subject to Article 10 hereof, the right of any Holder to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.10.     Collection Suit by Trustee.

                  If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.11.     Trustee May File Proofs of Claim.

                  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding. If the Trustee does not file a proper claim or proof of debt in the form required in any such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the Credit Agent shall have the right to file and is hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 6.12.     Priorities.

                  If the Trustee collects any money pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation of or in lieu of any proceeding contemplated by this Article, it shall, subject to the provisions of Articles 11 and 12 hereof and the Intercreditor Agreement, pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the reasonable costs and expenses of collection;

                  Second: to the holders of (x) Senior Indebtedness to the extent required by Article 11 hereof and (y) Guarantor Senior Indebtedness to the extent required by Article 12 hereof;

                  Third: to the Holders for amounts due and unpaid on the Securities for principal and interest, ratably and without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                  Fourth: to the Company provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

                  The Trustee may fix a record date and a payment date for any payment to Holders.

Section 6.13.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or the Securities or in any suit against the Trustee for any action taken or omitted to be taken by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.09 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Securities.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01.     Duties of Trustee.

                  (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of a Default or an Event of Default known to the Trustee:

                  (1) The duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (2) In the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (2) of this Section.

                  (2) The Trustee shall comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any gaming law and will cooperate fully and completely in any proceeding related to such application, provided, however, that in the event the Trustee in its reasonable judgment determines that complying with such order or directive would subject it or its officers or directors to unreasonable or onerous requirements, the Trustee may, at its option, resign as Trustee in lieu of complying with such order or directive; and provided, further, that no resignation shall become effective until a successor Trustee is appointed and delivers a written acceptance in accordance with Section 7.08 hereof.

                  (3) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (4) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section.

                  (e) Notwithstanding anything to the contrary set forth herein, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any financial liability. The Trustee may refuse to perform any duty or exercise, or any right or power unless it receives indemnity or security satisfactory to it against any such risk, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.     Rights of Trustee.

                  (a) In the absence of bad faith or willful misconduct, the Trustee may conclusively rely upon and shall be protected from acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in such document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate (which shall conform to the provisions of Section 14.05 hereof) or an Opinion of Counsel or both. In the absence of bad faith or willful misconduct, the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

                  (d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, unless requested in writing to do so by the Holders of not less than a two-thirds majority in aggregate principal amount of the then Outstanding Securities; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; provided, further, the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

                  (e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                  (f) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee.

                  (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

Section 7.03.     Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11 hereof.

Section 7.04.     Trustee's Disclaimer.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or any Paying Agent other than the Trustee; it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication on the Securities.

Section 7.05.     Notice of Defaults.

                  If a Default or Event of Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall mail to the Holders a notice of the Default or Event of Default within 30 days after obtaining such knowledge of the occurrence thereof and so long as any Minimum Payment Guaranty Documents are still in effect or any Indebtedness is outstanding pursuant to the Credit Agreement or the New Indentures, shall mail a copy thereof to the Minimum Payment Guarantor, the Credit Agent and the New Indentures Trustee. Except in the case of a Default or Event of Default in payment of interest or principal on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to owe any fiduciary duty to the Credit Agent or the New Indentures Trustee.

Section 7.06.     Reports by Trustee to Holders.

                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing at the time this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07.     Compensation and Indemnity.

                  The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company shall indemnify the Trustee (in its individual capacity and as Trustee) and each of its officers, directors, attorneys-in-fact and agents for and against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The
Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The obligation of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee or any of its officers, directors, attorneys-in-fact or agents through its or their own negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of the Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08.     Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the then Outstanding Securities may remove the Trustee at any time, with or without cause, by so notifying the Trustee and the Company in writing. Without limiting the foregoing, the Company may also remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee that is eligible under Section 7.10 hereof and immediately notify all Holders of such appointment, in writing; provided, however, that in the case of a Default or an Event of Default, the Holders of a majority in principal amount of the then Outstanding Securities shall promptly appoint a successor Trustee that is eligible under Section 7.10 hereof. Within six months after the successor Trustee takes office, the Holders of a majority in principal amount of the then Outstanding Securities may appoint a successor Trustee that is eligible under Section
7.10 hereof to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then Outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in
Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.     Successor Trustee by Merger, Etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee, provided such successor is eligible and qualified under
Section 7.10 hereof.

Section 7.10.      Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements of such exclusions set forth in TIA Section 310(b)(1) are met.

Section 7.11.     Preferential Collection of Claims Against the Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                             DISCHARGE OF INDENTURE

Section 8.01.     Termination of the Company's Obligations.

                  This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 hereof and the Company's, Trustee's and Paying Agent's obligations under Sections 8.03 and 8.04 hereof shall survive) when all outstanding Securities (including any Secondary Securities) theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Securities that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may terminate all of its obligations under this Indenture if:

                  (1) the Company irrevocably deposits in trust with the Trustee or, at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and the Company under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, U.S. legal tender money or U.S. Government Obligations sufficient (in the reasonable opinion of a nationally recognized firm of independent accountants) to pay principal of and interest on the Securities to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities;

                  (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                  (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or before 90 days after the date of such deposit;

                  (4) the Company has paid or caused to be paid all sums then payable by the Company hereunder and under the Securities;

                  (5) such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other instrument to which the Company is a party or by which the Company or any of its assets or properties are bound; and

                  (6) the Holders, or the Collateral Agent under the Credit Agreement, shall have a perfected security interest, under applicable law (to the extent possible), in the U.S. legal tender money or U.S. Government Obligations deposited pursuant to this Section 8.01.

                  Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture. The Company may make the deposit only if Article 10 hereof does not prohibit such payment and, in the event any Minimum Payment Guaranty Documents are still in effect or there is Indebtedness outstanding under the Credit Agreement, the New Bonds or the New Contingent Bonds on the date the deposit is made, the Company has delivered to the Trustee a written consent of the Minimum Payment Guarantor, the Credit Agent and the New Indentures Trustee to such deposit and the satisfaction and discharge of this Indenture. However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02, 4.05, 7.07, 7.08, 7.10, 8.03 and 8.04 hereof and in
Article 13 hereof and the Trustee's and the Paying Agent's obligations in
Section 8.03 hereof shall survive until the Securities are no longer outstanding. Thereafter, only the Company's obligations in Section 7.07 hereof and the Company's, the Trustee's and the Paying Agent's obligations in Section
8.03 and 8.04 hereof shall survive.

                  In the event that all or any portion of the Securities are to be redeemed pursuant to Article 3 of this Indenture, the Company must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

                  After such irrevocable deposit made pursuant to this Section
8.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

                  In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02.     Application of Trust Money.

                  The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust for the benefit of the Holders money or U.S. Government Obligations redeposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from the sale of U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

Section 8.03.     Repayment to Company.

                  The Trustee and the Paying Agent shall promptly pay to the Company upon written request therefor any excess money or securities held by them.

                  The Trustee and the Paying Agent shall pay to the Company upon written request therefor any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto not less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, the Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 8.04.     Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.02 hereof by reason of any legal proceeding or by reason of any order or judgment of any court of competent jurisdiction or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.02 hereof; provided, however, that if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9.
                                   AMENDMENTS

Section 9.01.     Without Consent of Holders.

                  The Company, the Guarantor and the Trustee may amend this Indenture or the Securities without the consent of any Holder (provided that such amendment is in form and substance reasonably satisfactory to the Trustee and provided, further that any amendment to the provisions of Article 13 shall require the consent of JCC Holding):

                  (1) to cure any ambiguity, defect or inconsistency in a manner that does not adversely affect in any respect the rights or interests of any Holder;

                  (2) to comply with Section 5.01 or 13.18 hereof;

                  (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

                  (4) to provide for uncertificated Securities in addition to certificated Securities;

                  (5) to provide for Securities in bearer form in addition to Securities in registered form; or

                  (6) to make any other change that does not adversely affect in any respect the legal rights hereunder of any Holder, provided that the Company delivers to the Trustee an opinion of counsel to such effect.

                  Upon the request of the Company and the Guarantor, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, which documents are in form and substance reasonably satisfactory to the Trustee, the Trustee shall join with the Company and the Guarantor in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture. The Trustee, at the expense of the Company, shall promptly mail to each Holder a copy of any supplemental indenture entered into pursuant to this Section 9.01.

Section 9.02.     With Consent of Holders.

                  Subject to the further terms of this Section, the Company, the Guarantor and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66-2/3% in principal amount of the then outstanding Securities.

                  Upon the request of the Company and the Guarantor, accompanied by a resolution of the Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall (if the form of the amendment complies to the Trustee's reasonable satisfaction with the substance of the approval by the Holders) join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. The Holders of 66-2/3% in principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or the Guarantor with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not:

                  (1) reduce the principal amount of Securities the Holders of which must consent to an amendment or waiver;

                  (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any Security;

                  (3) reduce the principal of or change the fixed maturity of any Security;

                  (4) make any Security payable other than as stated in the Security;

                  (5) make any change in Section 6.04 or 6.07 hereof or in this sentence of this Section 9.02;

                  (6) make any change in Article 11 that adversely affects the rights and interests of any Holders; or

                  (7) waive a Default in the payment of principal of or interest on, or redemption payment with respect to, any Security.

                  No amendment or waiver under this Section 9.02 or Section 9.01 hereof shall make any change that adversely affects the rights under Article 11 or Article 12 of any holder of an issue of Senior Indebtedness or Guarantor Senior Indebtedness, as the case may be, nor shall any amendment be made to this sentence, unless the holders of such issue, pursuant to the terms of such Senior Indebtedness, consent to the change. The Company shall give the Holders of the Securities notice of the effectiveness of any amendment under this Section 9.02.

Section 9.03.     Compliance with Trust Indenture Act.

                  Every amendment to this Indenture or the Securities at a time when this Indenture shall be qualified under the TIA shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.04.     Revocation and Effect of Consents.

                  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder. The Company may fix a record date for determining which Holders must consent to such amendment or waiver.

Section 9.05.     Notation on or Exchange of Securities.

                  The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

Section 9.06.     Trustee to Sign Amendments, Etc.

                  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 7.01 hereof, shall, absent willful misconduct or bad faith, be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms. Neither the Company nor the Guarantor may sign an amendment or supplemental indenture until the Board of Directors approves it.


                                   ARTICLE 10.
                                    GUARANTY

Section 10.01.    Guaranty.

                  (a) In consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to Article 3, Article 12 and subsection (d) below, the Guarantor hereby irrevocably and unconditionally guarantees (the "Guaranty") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company under this Indenture or the Securities, that: (w) the principal and premium (if any) of and interest on the Securities will be paid in full when due whether at maturity, by acceleration, Required Regulatory Redemption, upon repurchase or otherwise; (x) all other obligations of the Company to the Holders or the Trustee under this Indenture or the Securities will be promptly paid in full or performed, all in accordance with the terms of this Indenture and the Securities; and (y) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, they will be paid in full when due or performed in accordance with the terms of the extension or renewal whether at maturity, by acceleration, Required Regulatory Redemption, upon repurchase or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same before failure so to pay becomes an Event of Default.

                  (b) The Guarantor hereby agrees that its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon or failures to obtain or realize upon collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or right to require the prior disposition of the assets of the Company to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture. Without limiting the generality of the foregoing, the Guarantor acknowledges and agrees that the guaranty provided herein is a guaranty of payment and not of collection.

                  (c) If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantor, or any Custodian, Trustee, or similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until the principal of, premium, if any, and interest on all Securities issued hereunder shall have been paid in full. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to the Company of the obligations guaranteed hereby, and
(ii) in the event of any declaration of acceleration of those obligations as provided in Section 6.02, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

                  (d) It is the intention of the Guarantor and the Company that the obligations of the Guarantor hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of the Guarantor by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that such Guaranty was made without fair consideration and, immediately after giving effect thereto, or at the time that any demand is made thereupon, the Guarantor was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the Guarantor under such Guaranty shall be reduced by such an amount, if any, that would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is necessary to reach such result. For purposes of this paragraph, "fair consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

                  (e) The Guarantor shall be subrogated to all rights of the Holders against the Company under the Securities or this Indenture in respect of any amounts paid by the Guarantor pursuant to the provisions of the Guaranty or this Indenture; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, premium, if any, and interest (including Contingent Payments to the extent due and payable hereunder) on all Securities issued hereunder shall have been paid in full.

Section 10.02. Execution and Delivery of Guaranty.

                  To evidence its Guaranty set forth in Section 10.01, the Guarantor agrees that this Indenture shall be executed on behalf of the Guarantor by an Authorized Representative, by manual or facsimile signature.

                  If, following such Authorized Representative's execution of this Indenture, such Authorized Representative ceases to hold the office held by such Authorized Representative at the time of such execution, the Guaranty of subsequently authenticated Securities shall be valid nevertheless. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guaranty set forth in this Indenture on behalf of the Guarantor.

Section 10.03. Certain Bankruptcy Events.

                  The Guarantor hereby covenants and agrees that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guaranty and hereby waives and agrees not to take the benefit of any such stay of execution, whether under
Section 362 or 105 of the United States Bankruptcy Code or otherwise.



                                   ARTICLE 11.
                           SUBORDINATION OF SECURITIES

Section 11.01. Agreement to Subordinate.

                  The Company agrees, and each Holder by accepting a Security consents and agrees, that the Indebtedness evidenced by the Security and all Obligations of the Company under this Indenture and the payment of any Claims are subordinated in right of payment, to the extent and in the manner provided in this Article 11, to the prior payment in full of all Senior Indebtedness, and that this subordination is for the benefit of the holders of Senior Indebtedness and they and/or each of them may enforce such subordination.

Section 11.02.             Certain Definitions.

                  "Claim", for purpose of this Article 11, means any claim arising for the rescission of the purchase of the Securities, for damages arising from the purchase of the Securities or for reimbursement or contribution on account of such a claim.

                  "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Indebtedness and, in the case of Senior Indebtedness outstanding under the Credit Agreement, the Credit Agent, and, in the case of any of the Minimum Payment Guaranty Documents or Minimum Payment Obligations, the Minimum Payment Guarantor.

                  "Senior Indebtedness" means (i) all Minimum Payment Guaranty Obligations and all Indebtedness of the Company now or hereafter existing under or in respect of the Credit Agreement, the New Bonds or the New Contingent Bonds, whether for principal, reimbursement of amounts drawn under letters of credit issued pursuant to the Credit Agreement, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.01(5) or Section 6.01(6) hereof, whether or not such interest is an allowable claim under such proceedings), fees, expenses or otherwise and all Obligations and claims relating thereto and any refinancing (in whole or in part) of the Minimum Payment Guaranty Obligations, the Credit Agreement, the New Bonds or the New Contingent Bonds (or any previous refinancing thereof); provided that, notwithstanding anything in this Indenture to the contrary, the term Senior Indebtedness shall not be construed to include any Indebtedness under or in respect of the Credit Agreement, the New Bonds or the New Contingent Bonds, any Obligations and claims relating thereto, or any refinancings of any of the foregoing (or any previous refinancing thereof) to the extent such Indebtedness exceeds, without duplication, the principal amount (or in the case of the Credit Agreement, the maximum commitment amount), of the Credit Agreement, the New Bonds (together with New Bonds issued in lieu of the payment of cash interest in accordance with the New Bond Indenture) or the New Contingent Bonds as of October 30, 1998, as applicable, plus any accrued and unpaid interest thereon, other amounts owing in connection with the refinanced Indebtedness and fees and expenses owing in connection with the refinancing and
(ii) all Obligations of the Company that are expressly senior in right of payment to, or pari passu in right of payment with, the Minimum Payment Guaranty Obligations, the Credit Agreement, the New Bonds and the New Contingent Bonds. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness shall not include (A) any Indebtedness of the Company to JCC Holding or any of its or the Company's Subsidiaries, (B) Indebtedness incurred for the purchase of goods or materials or for services (other than services provided by the Minimum Payment Guarantor, the Credit Agent, the New Indentures Trustee or any other financial institution which is a party to an agreement evidencing Senior Indebtedness pursuant to or related to such agreement) obtained in the ordinary course of business, (C) Indebtedness under that certain Completion Loan Agreement, as amended, supplemented or modified from time to time, by and among the Company, HET and HOCI and any other indebtedness with respect to amounts advanced to the Company by HET, HOCI or any of their respective Affiliates with respect to the obligations of HET or HOCI (or their respective assignees) under that certain Completion Guaranty made by HET and HOCI, (D) Indebtedness under that certain credit agreement (the "Subordinated Credit Agreement"), as amended, supplemented or modified from time to time, among the Company, JCC Holding, JCC

Intermediary, HET and HOCI, together with any related agreements, and (E) any Indebtedness that, by its terms, or the terms of the instrument creating or evidencing such Indebtedness, is pari passu with, or expressly subordinate in right of payment to, the Securities. Senior Indebtedness under or in respect of the Minimum Payment Guaranty Obligations, the Credit Agreement, the New Bonds and the New Contingent Bonds shall continue to constitute Senior Indebtedness for all purposes of this Indenture, and the provisions of this Article 11 shall continue to apply to such Senior Indebtedness, notwithstanding that such Senior Indebtedness or any Obligations or claims in respect thereof may be disallowed, avoided or subordinated pursuant to any Bankruptcy Law or other applicable insolvency law or equitable principles.

                  "Specified Senior Indebtedness" means (i) the Minimum Payment Guaranty Obligations, (ii) Indebtedness under or in respect of the Credit Agreement, (iii) Indebtedness outstanding pursuant to the New Bonds or (iv) Indebtedness outstanding pursuant to the New Contingent Bonds.

                  A distribution may consist of cash, securities or other property, by set-off or otherwise, and a payment or distribution on account of any Obligations or any Claims with respect to the Securities shall include any redemption, purchase or other acquisition of the Securities.

                  For the purposes of this Article 11, all Minimum Payment Guaranty Obligations and all Indebtedness now or hereafter existing under the Credit Agreement and the New Indentures (or any refinancings thereof) shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash of such Indebtedness and all Obligations and claims relating thereto.

Section 11.03.             Liquidation; Dissolution; Bankruptcy.

                  Upon any distribution to creditors of the Company in a total or partial liquidation or dissolution of the Company or in bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of the Company or its debts or any marshalling of the assets and liabilities of the Company:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due or to become due with respect to the Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness, whether or not such interest is an allowable claim under each such proceeding) and all claims relating thereto before Holders shall be entitled to receive any payment or distribution on account of any Obligations with respect to the Securities or on account of any Claim with respect thereto, other than amounts previously set aside with the Trustee pursuant to Article 8, or payments previously made; and

                  (2) until all Obligations with respect to Senior Indebtedness (as provided in subsection (1) above) and all claims relating thereto are paid in full, any payment or distribution, including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities to which Holders would be entitled but for this Article shall be made to holders of Senior Indebtedness, as their interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Senior Indebtedness to the extent necessary to pay in full in cash or Cash Equivalents all such Senior Indebtedness and all Obligations and claims relating thereto in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section.

Section 11.04.             Default on Senior Indebtedness.

                  Unless Section 11.03 shall be applicable,

                  (a) In the event that any default in the payment of any Senior Indebtedness or any Obligation or claim relating thereto shall have occurred and be continuing, whether at maturity (by lapse of time, acceleration or otherwise), upon redemption or otherwise (a "Payment Default") unless and until such Payment Default shall have been cured or waived in writing by the holders of such Senior Indebtedness, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to payment of the Securities) except for the issuance of Secondary Securities in lieu of cash interest on the Securities in accordance with Paragraph 2 thereof, shall be made by or on behalf of the Company for or on account of any Obligations with respect to the Securities or on account of any Claim, and neither the Trustee nor any Holders shall receive from the Company, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, on account of any Obligations with respect to the Securities or on account of any Claim.

                  (b) Upon receipt by the Company and the Trustee of written notice from the Minimum Payment Guarantor of any default (including an unmatured event of default) under the Minimum Payment Guaranty Documents, other than a Payment Default, or that a payment or distribution by the Company with respect to any Security would, immediately after giving effect thereto, result in such a default, and unless such default shall have been cured or waived in writing in accordance with the terms of the Minimum Payment Guaranty Documents and written notice thereof is delivered to the Trustee, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to payment of the Securities), except for the issuance of Secondary Securities in lieu of cash interest on the Securities in accordance with Paragraph 2 thereof, may be made by or on behalf of the Company for or on account of the Obligations with respect to the Securities or on account of any Claim and neither the Trustee nor any Holder shall receive from the Company, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, in respect of the Obligations with respect to the Securities or on account of any Claim during a period (a "MPG Payment Blockage Period") commencing on the receipt by the Company and the Trustee of such notice and ending on the earlier of (i) 179 days thereafter or
(ii) the day on which all such defaults shall have been cured or waived or on which the Minimum Payment Guaranty Obligations are discharged or paid in full or, as acceptable to the Minimum Payment Guarantor, in any other manner, after which, in the case of clauses (i) and (ii), the Company shall promptly resume making (subject to the provisions of Section 11.03 and the other provisions of this Section 11.04) any and all required payments in respect of the Securities, including any missed payments.

                  (c) Upon receipt by the Company and the Trustee of written notice from the Credit Agent of any default (including an unmatured event of default) under the Credit Agreement, other than a Payment Default, or that a payment or distribution by the Company with respect to any Security would, immediately after giving effect thereto, result in such a default, and unless such default shall have been cured or waived in writing in accordance with the terms of the Credit Agreement and written notice thereof is delivered to the Trustee, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to payment of the Securities), except for the issuance of Secondary Securities in lieu of cash interest on the Securities in accordance with Paragraph 2 thereof, may be made by or on behalf of the Company for or on account of the Obligations with respect to the Securities or on account of any Claim and neither the Trustee nor any Holder shall receive from the Company, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, in respect of the Obligations with respect to the Securities or on account of any Claim during a period (a "CA Payment Blockage Period") commencing on the receipt by the Company and the Trustee of such notice and ending on the earlier of (i) 179 days thereafter or
(ii) the day on which all such defaults shall have been cured or waived or on which such Specified Senior Indebtedness is discharged or paid in full or, as acceptable to the holders of such Specified Senior Indebtedness, in any other manner, after which, in the case of clauses (i) and (ii), the Company shall promptly resume making (subject to the provisions of Section 11.03 and the other provisions of this Section 11.04) any and all required payments in respect of the Securities, including any missed payments.

                  (d) Upon receipt by the Company and the Trustee of written notice from the New Indenture Trustee of any default (including an unmatured event of default) under the New Indentures, other than a Payment Default, or that a payment or distribution by the Company with respect to any Security would, immediately after giving effect thereto, result in such a default, and unless such default shall have been cured or waived in writing in accordance with the terms of the applicable New Indenture and written notice thereof is delivered to the Trustee, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to payment of the Securities), except for the issuance of Secondary Securities in lieu of cash interest on the Securities in accordance with Paragraph 2 thereof, may be made by or on behalf of the Company for or on account of the Obligations with respect to the

Securities or on account of any Claim and neither the Trustee nor any Holder shall receive from the Company, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, in respect of the Obligations with respect to the Securities or on account of any Claim during a period (each such period and each MPG Payment Blockage Period and CA Payment Blockage Period are referred to herein as a "Payment Blockage Period") commencing on the receipt by the Company and the Trustee of such notice and ending on the earlier of (i) 179 days thereafter or (ii) the day on which all such defaults shall have been cured or waived or on which such Specified Senior Indebtedness is discharged or paid in full or, as acceptable to the holders of such Specified Senior Indebtedness, in any other manner, after which, in the case of clauses (i) and (ii), the Company shall promptly resume making (subject to the provisions of Section 11.03 and the other provisions of this Section 11.04) any and all required payments in respect of the Securities, including any missed payments.

                  (e) Any number of payment blockage notices may be given; provided, however, that (i) during any 360 consecutive days, the aggregate length of all Payment Blockage Periods shall not exceed 180 days, (ii) there shall be a period of at least 180 consecutive days during each continuous 360-day period when no Payment Blockage Period is in effect under any of clauses
(b), (c) and (d), and (iii) no default which, to the knowledge of the Representative of Specified Senior Indebtedness existed or was continuing on the date of the commencement of any Payment Blockage Period by such Representative shall be, or be made, the basis for the commencement of a second or other subsequent Payment Blockage Period by such Representative, whether or not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days during which no Payment Blockage Period was in effect; provided, however, that (A) a default or event of default that resulted in the commencement of a 180-day period may be the basis for the commencement of another 180-day period if such default or event of default was cured or waived for at least 90 days, (B) for the purposes of this clause (iii), separate breaches of the same covenant shall be deemed to give rise to separate defaults or events of default, and (C) for the purposes of this clause (iii), any breach of a financial covenant for a subsequent period shall be deemed to give rise to a separate default or event of default.

                  (f) The Company shall deliver a notice to the Trustee promptly after the date on which any non-payment Default is cured or waived or ceases to exist or on which the Specified Senior Indebtedness related thereto is discharged or paid in full, in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, and the Trustee is authorized to act in reliance on such notice, but failure to give such notice shall not affect the subordination of the Securities and all Claims to the Senior Indebtedness provided in this Article.

Section 11.05.             Acceleration of Securities.

                  If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

Section 11.06.             When Distribution Must Be Paid Over.

                  If a distribution is made to the Trustee, any Paying Agent or any Holder that because of this Article 11 should not have been made to it, the Trustee, such Paying Agent or such Holder who receives the distribution shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement but without recourse, representation or warranty) to, the holders of Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, Senior Indebtedness remaining unpaid to the extent necessary to pay in full, in cash or Cash Equivalents, such Senior Indebtedness and all Obligations and claims relating thereto in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness (it being understood, in the event such a distribution is made to the Trustee, that the Trustee's obligation so to segregate such distribution and hold it in trust shall be subject to the Trustee's knowledge determined in accordance with
Section 11.12 hereof). In the event the Trustee is uncertain as to whom payment should be made pursuant to this paragraph, the Trustee shall be permitted to bring an interpleader action.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 11, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other person money or assets to which any holders of Senior Indebtedness are entitled by virtue of this Article 11, except if such payment is made as a result of the negligence or willful misconduct of the Trustee.

Section 11.07.             Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities or of any Claim to violate this Article, but failure to give such notice shall not affect the subordination of the Securities and all Claims to the Senior Indebtedness provided in this Article.

Section 11.08.             Subrogation.

                  After all Senior Indebtedness and all such Obligations and claims relating thereto are paid in full in cash or Cash Equivalents and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article

11 to holders of Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on the Securities.

Section 11.09.             Relative Rights.

                  This Article defines the relative rights of Holders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                  (2) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

                  (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

                  If the Company fails because of this Article 11 to pay principal of or interest on a Security on the due date, the failure may still become a Default or Event of Default.

Section 11.10.             Subordination May Not Be Impaired.

                  No right of any present or future holder of any Senior Indebtedness or any Obligation or claims relating thereto to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any act, failure to act or noncompliance by the Company, the Trustee or any Agent with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders or owners of Senior Indebtedness or any Obligation or claim relating thereto may at any time and from time to time, without the consent of or notice to the Trustee or any Holder, without incurring responsibility to any Holder and without impairing or releasing the subordination provided in this Article 11 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Senior Indebtedness (including any change in the rate of interest thereon), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Senior Indebtedness or any Obligation or claim relating thereto or any instrument evidencing the same or any agreement under which Senior Indebtedness or any Obligation or claim relating thereto is outstanding; (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Senior Indebtedness or any Obligation or claim relating thereto, or amend, or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Senior Indebtedness or any Obligation or claim relating thereto;
(iii) subject to Section 11.08 hereof, release any person liable in any manner under or in respect of

Senior Indebtedness or any Obligation or claim relating thereto; (iv) exercise or refrain from exercising any rights against, and, subject to
Section 11.08 hereof, release from obligations of any type, the Company and any other person; and (v) apply any sums from time to time received to the Senior Indebtedness or any Obligation or claim relating thereto; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 of this Indenture or to pursue any rights or remedies hereunder, under the Securities or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

                  All rights and interests under this Indenture of the Minimum Payment Guarantor, the Credit Agent, the New Indentures Trustee and the other holders of Senior Indebtedness or any Obligation or claim relating thereto, and all agreements and obligations of the Trustee, the Holders and the Company under Sections 6.02, 6.03 and 6.09 hereof and under this Article 11 shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any Minimum Payment Guaranty Documents, the Credit Agreement or the New Indentures, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Senior Indebtedness or any Obligation or claim relating thereto, including, without limitation, any agreement referred to in the definition of Credit Agreement, or
(ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder or the Company.

                  The provisions set forth in Sections 6.02, 6.03 and 6.09 hereof and in this Article 11 constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Senior Indebtedness and all Obligations and claims relating thereto at such time as no lender shall have any commitment to make any advances in respect of Senior Indebtedness, (ii) be binding upon the Trustee, the Holders and the Company and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the Holders and their respective successors, transferees and assigns.

                  Each of the Minimum Payment Guarantor, the Credit Agent and the New Indentures Trustee is hereby authorized to demand specific performance of the provisions of this Article 11, whether or not the Company shall have complied with any of the provisions of Article 11 applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions. The Trustee and the Holders hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 11.11.             Distribution or Notice to Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative, if any.

                  Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee and the Holders shall be entitled to rely in good faith upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12.             Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee pursuant to this Article 11, and the Trustee or Paying Agent may continue to make payments on the Securities unless it shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Securities to violate this Article. Only the Company, a Representative, the Conversion Agent or a holder of an issue of Senior Indebtedness that has no Representative may give the notice. Nothing in this Article 11 shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 11.13.             Authorization to Effect Subordination.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate as between the Holders of the Securities and the holders of Senior Indebtedness the subordination as provided in this Article 11, and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 11.14.             No Suspension of Remedies.

                  Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 of this Indenture or to pursue any rights or remedies hereunder, under the Securities or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

Section 11.15.             Miscellaneous.

                  (a) Each Holder and the Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Senior Indebtedness and any Obligation or claim relating thereto, and any requirement that the Minimum Payment Guarantor, the Credit Agent or any other holder of Senior Indebtedness and any Obligation or claim relating thereto protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Company or any other person or entity or any collateral.

                  (b) The agreement contained in this Article 11 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness or any Obligation or claim relating thereto is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any Obligation or claim relating thereto upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                  (c) Unless and until written notice shall be given by the Company, the Minimum Payment Guarantor and the Credit Agent to the Trustee at its Corporate Trust Office notifying the Trustee that, as the case may be, no Minimum Payment Guaranty Obligations are outstanding and that Indebtedness is no longer outstanding under the Credit Agreement, the Trustee shall assume that such Indebtedness is outstanding. The Company agrees to give, and to cause the Credit Agent to give, such notice to the Trustee promptly after the first date on which no Indebtedness shall be outstanding under the Credit Agreement. For the purposes of this Indenture, Indebtedness shall be outstanding under the Credit Agreement whenever either (i) such Indebtedness and all Obligations and claims relating thereto shall not have been paid in full in cash or Cash Equivalents or (ii) commitments to lend under the Credit Agreement shall not have expired or been cancelled or terminated.

                  (d) Unless and until written notice shall be given by the Company and the New Indentures Trustee to the Trustee at its Corporate Trust Office notifying the Trustee that Indebtedness is no longer outstanding under either of the New Indentures, the Trustee shall assume that such Indebtedness is outstanding. The Company agrees to give, and to cause the New Indentures Trustee to give, such notice to the Trustee promptly after the first date on which no Indebtedness shall be outstanding under either of the New Indentures. For the purposes of this Indenture, Indebtedness shall be outstanding under the New Indentures whenever either (i) such Indebtedness and all Obligations and claims relating thereto shall not have been paid in full in cash or Cash Equivalents or
(ii) "Contingent Payments" may be earned under either of such New Indentures with respect to the then current or any future interest period.


                                   ARTICLE 12.
                            SUBORDINATION OF GUARANTY

Section 12.01.             Agreement to Subordinate.

                  The Guarantor agrees, and each Holder by accepting a Security consents and agrees, that the Indebtedness evidenced by the Guaranty and all Obligations of the Guarantor under this Indenture and the Guaranty are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Guarantor Senior Indebtedness, and that this subordination is for the benefit of the holders of Guarantor Senior Indebtedness and they and/or each of them may enforce such subordination.

Section 12.02.             Certain Definitions.

                  "Guarantor Senior Indebtedness" means (i) all Indebtedness of the Guarantor now or hereafter existing under or in respect of the Guarantor's guaranty of the Company's Obligations under the Credit Agreement, the New Bonds or the Contingent Bonds, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any proceeding referred to in Section 6.01(5) or Section 6.01(6) hereof, whether or not such interest is an allowable claim under such proceedings), fees, expenses or otherwise and all Obligations and claims relating thereto and any refinancing (in whole or in part) of the Credit Agreement, the New Bonds or the New Contingent Bonds (or any previous refinancing thereof); provided that, notwithstanding anything in this Indenture to the contrary, the term Guarantor Senior Indebtedness shall not be construed to include any Indebtedness of the Guarantor under or in respect of the Guarantor's guaranty of the Company's Obligations under the Credit Agreement, the New Bonds or the New Contingent Bonds, any Obligations and claims relating thereto, or any refinancings of any of the foregoing (or any previous refinancing thereof) to the extent such Indebtedness of the Guarantor exceeds, without duplication, the principal amount (or in the case of the Credit Agreement, the maximum commitment amount) of the Credit Agreement, the New Bonds or the New Contingent Bonds as of October 30, 1998, plus any accrued and unpaid interest thereon, other amounts owing in connection with the refinanced Indebtedness and fees and expenses owing in connection with the refinancing and (ii) all Obligations of the Guarantor that are expressly senior in right of payment to, or pari passu in right of payment with, Indebtedness of the Guarantor under the Credit Agreement or either New Indenture. Notwithstanding anything to the contrary in the foregoing, Guarantor Senior Indebtedness shall not include (A) any Indebtedness of the Guarantor to any of its direct or indirect Subsidiaries, (B) Indebtedness incurred for the purchase of goods or materials or for services (other than services provided by the Credit Agent, the New Indentures Trustee or any other financial institution which is a party to an agreement evidencing Guarantor Senior Indebtedness pursuant to or related to such agreement) obtained in the ordinary course of business, (C) Indebtedness under that certain credit agreement (the "Subordinated Credit Agreement"), as amended, supplemented or modified from time to time, among the Company, the Guarantor, JCC Intermediary, HET and HOCI, together with any related agreements, and (D) any Indebtedness that, by its terms, or the terms of the instrument creating or evidencing such Indebtedness, is pari passu with, or expressly subordinate in right of payment to, the Guaranty. Guarantor Senior Indebtedness under or in respect of the Credit Agreement, the New Bonds and the New Contingent Bonds shall continue to constitute Guarantor Senior Indebtedness for all purposes of this Indenture, and the provisions of this Article 12 shall continue to apply to such Guarantor Senior Indebtedness, notwithstanding that such Guarantor Senior Indebtedness or any Obligations or claims in respect thereof may be disallowed, avoided or subordinated pursuant to any Bankruptcy Law or other applicable insolvency law or equitable principles.

                   "Guarantor Representative" means the indenture trustee or other trustee, agent or representative for any Guarantor Senior Indebtedness and, in the case of Guarantor Senior Indebtedness outstanding under the Credit Agreement, the Credit Agent.

                   "Specified Guarantor Senior Indebtedness" means (i) Indebtedness of the Guarantor pursuant to its guaranty under or in respect of the Credit Agreement, (ii) Indebtedness of the Guarantor pursuant to its guaranty under or in respect of the New Bonds or (iii) Indebtedness of the Guarantor pursuant to its guaranty under or in respect of the New Contingent Bonds.

                  For the purposes of this Article 12, all Indebtedness of the Guarantor now or hereafter existing under the Credit Agreement and the New Indentures (or any refinancings thereof) shall not be deemed to have been paid in full unless the holders or owners thereof shall have received payment in full in cash of such Indebtedness and all Obligations and claims relating thereto.

Section 12.03.             Liquidation; Dissolution; Bankruptcy.

                  Upon any distribution to creditors of the Guarantor in a total or partial liquidation or dissolution of the Guarantor or in bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property or in an assignment for the benefit of creditors, or an arrangement, adjustment, composition or relief of the Guarantor or its debts or any marshalling of the assets and liabilities of the Guarantor:

                  (1) holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due or to become due with respect to the Guarantor Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Guarantor Senior Indebtedness, whether or not such interest is an allowable claim under each such proceeding) and all claims relating thereto before Holders shall be entitled to receive any payment or distribution on account of any Obligations with respect to the Guaranty, other than amounts previously set aside with the Trustee pursuant to Article 8, or payments previously made; and

                  (2) until all Obligations with respect to Guarantor Senior Indebtedness (as provided in subsection (1) above) and all claims relating thereto are paid in full, any payment or distribution, including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Guarantor being subordinated to any payments pursuant to the Guaranty to which Holders would be entitled but for this Article shall be made to holders of Guarantor Senior Indebtedness, as their interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, the Guarantor Senior Indebtedness to the extent necessary to pay in full in cash or Cash Equivalents all such Guarantor Senior Indebtedness and all Obligations and claims relating thereto in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

                  The consolidation of the Guarantor with, or the merger of the Guarantor with or into, another Person or the liquidation or dissolution of the Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 10 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Guarantor for the purposes of this Section.

Section 12.04.             Default on Guarantor Senior Indebtedness.

                  Unless Section 12.03 shall be applicable,

                  (a) In the event that any default in the payment of any Guarantor Senior Indebtedness or any Obligation or claim relating thereto shall have occurred and be continuing, whether at maturity (by lapse of time, acceleration or otherwise), upon redemption or otherwise (a "Guarantor Payment Default") unless and until such Guarantor Payment Default shall have been cured or waived in writing by the holders of such Guarantor Senior Indebtedness, no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Guarantor being subordinated to payment of the Guaranty), shall be made by or on behalf of the Guarantor for or on account of any Obligations with respect to the Guaranty, and neither the Trustee nor any Holders shall receive from the Guarantor, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, on account of any Obligations with respect to the Guaranty.

                  (b) Upon the occurrence and during the continuance of any Payment Blockage Period (as defined in Section 11.04(d)) (provided that there is a default with respect to any Guarantor Senior Debt or any Senior Debt guaranteed by the Guarantor), no direct or indirect payment or distribution (including, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Guarantor being subordinated to payment of the Guaranty), may be made by or on behalf of the Guarantor for or on account of the Obligations with respect to the Guaranty and neither the Trustee nor any Holder shall receive from the Guarantor, directly or indirectly, any payment or distribution, including, without limitation, from or by way of collateral, in respect of the Obligations with respect to the Guaranty during such period.

                  (c) The Guarantor shall deliver a notice to the Trustee promptly after the date on which any non-payment Default is cured or waived or ceases to exist or on which the Specified Guarantor Senior Indebtedness related thereto is discharged or paid in full, in cash or Cash Equivalents or, as acceptable to the holders of Guarantor Senior Indebtedness, in any other manner, and the Trustee is authorized to act in reliance on such notice, but failure to give such notice shall not affect the subordination of the Guaranty to the Guarantor Senior Indebtedness provided in this Article 12.

Section 12.05.             Acceleration of Securities.

                  If payments under the Guaranty are required because of an acceleration of the Securities because of an Event of Default, the Guarantor shall promptly notify holders of Guarantor Senior Indebtedness of the acceleration.

Section 12.06.             When Distribution Must Be Paid Over.

                  If a distribution is made to the Trustee, any Paying Agent or any Holder that because of this Article 12 should not have been made to it, the Trustee, such Paying Agent or such Holder who receives the distribution shall segregate such distribution from its other funds and property and hold it in trust for the benefit of, and, upon written request, pay it over (in the same form as received, with any necessary endorsement but without recourse, representation or warranty) to, the holders of Guarantor Senior Indebtedness as their interests may appear, or their agent or representative or the trustee under the indenture or other agreement (if any) pursuant to which Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for the payment or prepayment of, Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay in full, in cash or Cash Equivalents, such Guarantor Senior Indebtedness and all Obligations and claims relating thereto in accordance with the terms thereof, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness (it being understood, in the event such a distribution is made to the Trustee, that the Trustee's obligation so to segregate such distribution and hold it in trust shall be subject to the Trustee's knowledge determined in accordance with Section 12.12 hereof). In the event the Trustee is uncertain as to whom payment should be made pursuant to this paragraph, the Trustee shall be permitted to bring an interpleader action.

                  With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 12, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Guarantor or any other person money or assets to which any holders of Guarantor Senior Indebtedness are entitled by virtue of this Article 12, except if such payment is made as a result of the negligence or willful misconduct of the Trustee.

Section 12.07.             Notice by Guarantor.

                  The Guarantor shall promptly notify the Trustee and the Paying Agent of any facts known to the Guarantor that would cause a payment of any Obligations with respect to the Guaranty to violate this Article, but failure to give such notice shall not affect the subordination of the Guaranty to the Guarantor Senior Indebtedness provided in this Article.

Section 12.08.             Subrogation.

                  After all Guarantor Senior Indebtedness and all such Obligations and claims relating thereto are paid in full in cash or Cash Equivalents and until the Obligations under the Guaranty are paid in full in cash, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of Guarantor Senior Indebtedness. A distribution made under this Article 12 to holders of

Guarantor Senior Indebtedness which otherwise would have been made to Holders is not, as between the Guarantor and Holders, a payment by the Guarantor on the Guaranty.

Section 12.09.             Relative Rights.

                  This Article defines the relative rights of Holders and holders of Guarantor Senior Indebtedness. Nothing in this Indenture shall:

                  (1) impair, as between the Guarantor and Holders, the obligation of the Guarantor, which is absolute and unconditional, to make any payment under the Guaranty in accordance with its terms;

                  (2) affect the relative rights of Holders and creditors of the Guarantor other than their rights in relation to holders of Guarantor Senior Indebtedness; or

                  (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Guarantor Senior Indebtedness to receive distributions and payments otherwise payable to Holders.

                  If the Guarantor fails because of this Article 12, to make any payment under the Guaranty on the due date, the failure may still become a Default or Event of Default.

Section 12.10.             Subordination May Not Be Impaired.

                  No right of any present or future holder of any Guarantor Senior Indebtedness or any Obligation or claims relating thereto to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act in good faith by any such holder, or by any act, failure to act or noncompliance by the Guarantor, the Trustee or any Agent with the terms and provisions and covenants herein, regardless of any knowledge thereof any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders or owners of Guarantor Senior Indebtedness or any Obligation or claim relating thereto may at any time and from time to time, without the consent of or notice to the Trustee or any Holder, without incurring responsibility to any Holder and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, all or any of the Guarantor Senior Indebtedness (including any change in the rate of interest thereon), or otherwise amend or supplement in any manner, or grant any waiver or release with respect to, Guarantor Senior Indebtedness or any Obligation or claim relating thereto or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness or any Obligation or claim relating thereto is outstanding; (ii) sell, exchange, release, not perfect or otherwise deal with any property at any time pledged, assigned or mortgaged to secure or otherwise securing, Guarantor Senior Indebtedness or any Obligation or claim relating thereto, or amend, or grant any waiver or release with respect to, or consent to any departure from any guarantee for all or any of the Guarantor Senior Indebtedness or any Obligation or claim relating thereto; (iii) subject to Section 12.08 hereof, release any person liable in any manner under or in respect of Guarantor
Senior Indebtedness or any Obligation or claim relating thereto; (iv) exercise or refrain from exercising any rights against, and, subject to
Section 12.08 hereof, release from obligations of any type, the Guarantor and any other person; and (v) apply any sums from time to time received to the Guarantor Senior Indebtedness or any Obligation or claim relating thereto; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 of this Indenture or to pursue any rights or remedies hereunder, under the Securities or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

                  All rights and interests under this Indenture of the Credit Agent, the New Indentures Trustee and the other holders of Guarantor Senior Indebtedness or any Obligation or claim relating thereto, and all agreements and obligations of the Trustee, the Holders and the Guarantor under Article 10 hereof and under this Article 12 shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of the Credit Agreement or the New Indentures, any promissory notes evidencing the Indebtedness thereunder, or any other agreement or instrument relating thereto or to any other Guarantor Senior Indebtedness or any Obligation or claim relating thereto, including, without limitation, any agreement referred to in the definition of Credit Agreement, or (ii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Trustee, any Holder or the Guarantor.

                  The provisions set forth in Article 10 hereof and in this
Article 12 constitute a continuing agreement and shall (i) be and remain in full force and effect until payment in full of all Guarantor Senior Indebtedness and all Obligations and claims relating thereto at such time as no lender shall have any commitment to make any advances in respect of Guarantor Senior Indebtedness,
(ii) be binding upon the Trustee, the Holders and the Guarantor and their respective successors, transferees and assigns, and (iii) inure to the benefit of, and be enforceable directly by, each of the Holders and their respective successors, transferees and assigns.

                  Each of the Credit Agent and the New Indentures Trustee is hereby authorized to demand specific performance of the provisions of this
Article 12, whether or not the Guarantor shall have complied with any of the provisions of Article 12 applicable to it, at any time when the Trustee or any Holder shall have failed to comply with any of these provisions. The Trustee and the Holders hereby irrevocably waive any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Section 12.11.             Distribution or Notice to Guarantor Representative.

                  Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the distribution may be made and the notice given to their Guarantor Representative, if any.

                  Upon any payment or distribution of assets of the Guarantor referred to in this Article 12, the Trustee and the Holders shall be entitled to rely in good faith upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Guarantor

Representative or of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 12.

Section 12.12.             Rights of Trustee and Paying Agent.

                  Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment or distribution by the Trustee, or the taking of any action by the Trustee pursuant to this Article 12, and the Trustee or Paying Agent may continue to make payments relating to the Guaranty unless it shall have received at its Corporate Trust Office at least two Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Guaranty to violate this Article. Only the Guarantor, a Guarantor Representative, the Conversion Agent or a holder of an issue of Guarantor Senior Indebtedness that has no Guarantor Representative may give the notice. Nothing in this Article 12 shall apply to amounts due to, or impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

                  The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 12.13.             Authorization to Effect Subordination.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate as between the Holders of the Securities and the holders of Guarantor Senior Indebtedness the subordination as provided in this
Article 12, and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 12.14.             No Suspension of Remedies.

                  Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action pursuant to Article 10 of this Indenture or to pursue any rights or remedies hereunder, under the Guaranty or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Guarantor Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

Section 12.15.             Miscellaneous.

                  (a) Each Holder and the Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guarantor Senior Indebtedness and any Obligation or claim relating thereto, and any requirement that the Credit Agent or any other holder of Guarantor Senior Indebtedness and any Obligation or claim relating thereto protect, secure, perfect or insure any security interest or Lien or any property subject thereto or exhaust any right or take any action against the Guarantor or any other person or entity or any collateral.

                  (b) The agreement contained in this Article 12 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guarantor Senior Indebtedness or any Obligation or claim relating thereto is rescinded or must otherwise be returned by any holder of Guarantor Senior Indebtedness or any Obligation or claim relating thereto upon the insolvency, bankruptcy or reorganization of the Guarantor or otherwise, all as though such payment had not been made.

                  (c) Unless and until written notice shall be given by the Guarantor and the Credit Agent to the Trustee at its Corporate Trust Office notifying the Trustee that Indebtedness is no longer outstanding under the Credit Agreement, the Trustee shall assume that such Indebtedness is outstanding. The Guarantor agrees to give, and to cause the Credit Agent to give, such notice to the Trustee promptly after the first date on which no Indebtedness shall be outstanding under the Credit Agreement. For the purposes of this Indenture, Indebtedness shall be outstanding under the Credit Agreement whenever either (i) such Indebtedness and all Obligations and claims relating thereto shall not have been paid in full in cash or Cash Equivalents or (ii) commitments to lend under the Credit Agreement shall not have expired or been cancelled or terminated.

                  (d) Unless and until written notice shall be given by the Guarantor and the New Indentures Trustee to the Trustee at its Corporate Trust Office notifying the Trustee that Indebtedness is no longer outstanding under either of the New Indentures, the Trustee shall assume that such Indebtedness is outstanding. The Guarantor agrees to give, and to cause the New Indentures Trustee to give, such notice to the Trustee promptly after the first date on which no Indebtedness shall be outstanding under either of the New Indentures. For the purposes of this Indenture, Indebtedness shall be outstanding under the New Indentures whenever either (i) such Indebtedness and all Obligations and claims relating thereto shall not have been paid in full in cash or Cash Equivalents or (ii) "Contingent Payments" may be earned under either of such New Indentures with respect to the then current or any future interest period.



                                   ARTICLE 13.
                                   CONVERSION

Section 13.01.             Conversion Privilege.

                  A Holder of a Security may convert it or any portion specified below into JCC Holding Class A Common Stock at any time after October 1, 2002. The number of shares issuable upon conversion of a Security is determined as follows: Divide the principal amount to be converted by the conversion price in effect on the conversion date. Round the result to the nearest 1/100th of a share.

                  The initial conversion price shall be $25.00 per share. The conversion price is subject to adjustment as provided in this Article 13.

                  A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of it.

Section 13.02.    Conversion Procedure.

                  To convert a Security a Holder must satisfy the requirements in paragraph 7 of the Securities. The date on which the Holder satisfies all those requirements is the conversion date. As soon as reasonably practicable, but in no event later than 30 days after the conversion date, JCC Holding shall deliver through the Conversion Agent a certificate for the number of full shares of JCC Holding Class A Common Stock issuable upon the conversion and a check for any fractional share. The person in whose name the certificate is registered shall be treated as a stockholder of record on and after the conversion date.

                  No payment or adjustment will be made for accrued interest but unpaid on a converted Security or dividends on any JCC Holding Class A Common Stock issued.

                  If a Holder converts more than one Security at the same time, the number of full shares issuable upon the conversion shall be based on the total principal amount of the Securities converted.

                  Upon surrender of a Security that is converted in part, JCC Holding shall issue and the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

                  If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 13.03.    Fractional Shares.

                  JCC Holding will not issue a fractional share of JCC Holding Class A Common Stock upon conversion of a Security. Instead, JCC Holding will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: Multiply the current market price of a full share by the fraction. Round the result to the nearest cent.

                  The current market price of a share of JCC Holding Class A Common Stock is the Current Market Price of the JCC Holding Class A Common Stock determined as of the last trading day prior to the conversion date.

Section 13.04.    Taxes on Conversion.

                  If a Holder of a Security converts it, JCC Holding shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of JCC Holding Class A Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the shares are issued in a name other than the Holder's or its nominee's name.

Section 13.05.    JCC Holding to Provide Stock.

                  JCC Holding has reserved and shall continue to reserve out of its authorized but unissued JCC Holding Class A Common Stock enough shares of such JCC Holding Class A Common Stock to permit the conversion of the Securities in full.

                  All shares of JCC Holding Class A Common Stock which may be issued upon conversion of the Securities shall be fully paid and non-assessable.

                  JCC Holding will endeavor to comply in good faith and in a reasonably expeditious manner with all securities laws regulating the offer and delivery of shares of JCC Holding Class A Common Stock upon conversion of Securities and will endeavor to list such shares on each national securities exchange on which the JCC Holding Class A Common Stock is listed.

Section 13.06.    Adjustment for Change in Capital Stock.

                  If JCC Holding:

                  (1) pays a dividend or makes a distribution on Common Stock in shares of its Common Stock;

                  (2) subdivides the outstanding shares of Common Stock into a greater number of shares; or

                  (3) combines the outstanding shares of Common Stock into a smaller number of shares,

                  then the conversion price in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Common Stock of JCC Holding which he would have owned immediately following such action if he had converted the Security immediately prior to such action.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

Section 13.07.    Adjustment for Rights Issue.

                  If JCC Holding distributes any rights or warrants to all holders of Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of JCC Holding Common Stock at a price per share less than the Current Market Price per share determined as of that record date, the conversion price shall be adjusted in accordance with the formula:


                           [GRAPHIC OMITTED]

where:

         C'   =   the adjusted conversion price;

         C    =   the current conversion price;

         O    =   the number of shares of JCC Holding Common Stock outstanding on the record date;

         N    =   the number of additional shares of JCC Holding Common Stock issuable upon exercise of all such rights or warrants;

         P    =   the exercise price per share for such rights or warrants; and

         M    =   the Current Market Price per share of JCC Holding Common Stock on the record date.

                  The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights or warrants. If, at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the conversion price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

                  In the event JCC Holding implements a stockholder rights plan, such rights plan shall provide that upon conversion of the Securities the Holders will receive, in addition to the JCC Holding Class A Common Stock issuable upon such exercise, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the JCC Holding Class A Common Stock at or prior to the time of exercise).

Section 13.08.    Adjustment for Other Distributions.

                  If JCC Holding distributes to all Holders of Common Stock any of its (or its Subsidiaries') assets (including cash) or debt securities or equity securities (other than Common Stock) or any rights or warrants to purchase assets, debt securities, equity securities (other than distributions covered by Section 13.06 or Section 13.07 of this Indenture) or other securities of JCC Holding, the conversion price shall be adjusted in accordance with the formula:

                                [GRAPHIC OMITTED]


where:

         C'     =     the adjusted conversion price;

         C      =     the current conversion price;

         M      =     the Current Market Price per share of JCC Holding
                      Common Stock on the record date mentioned below; and

         F      =     the fair market value on the record date of the
                      assets, securities, rights or warrants applicable to one share of JCC Holding Common Stock. The Board of
                      Directors shall determine the fair market value in a resolution filed with the Trustee, which determination, if made in good faith, shall be conclusive.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. If, upon application of the formula set forth above, M - F is equal to or less than zero, such formula will not determine the adjustment of the conversion price and the Board of Directors shall in good faith adjust the conversion price in a manner consistent with the intent of this Section 13.08. An adjustment by the Board of Directors in accordance with the preceding sentence shall be conclusive and binding.

                  This Section 13.08 does not apply to (a) customary and ordinary course cash dividends paid out of consolidated current or retained earnings as shown on the books of JCC Holding or (b) rights or warrants referred to in Section 13.07.

Section 13.09.    Adjustment for Common Stock Issue.

                  If JCC Holding issues shares of JCC Holding Common Stock for a consideration per share less than the current market price per share on the date JCC Holding fixes the offering price of such additional shares, the conversion price shall be adjusted in accordance with the formula:

                           [GRAPHIC OMITTED]


where:

         C'    =     the adjusted conversion price;

         C     =     the then current conversion price;

         O     =     the number of shares of JCC Holding Common Stock
                     outstanding immediately prior to the issuance of such additional shares;

         P     =     the aggregate consideration received for the issuance
                     of such additional shares of JCC Holding Common
                     Stock;

         M     =     the Current Market Price per share on the date of
                     issuance of such additional shares of JCC Holding
                     Common Stock; and

         A     =     the number of shares of JCC Holding Common Stock
                     outstanding immediately after the issuance of such additional shares.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                  This Section does not apply to (i) any of the transactions described in Sections 13.07, 13.08 and 13.10, (ii) the conversion of Securities, or the conversion or exchange of other securities convertible or exchangeable for JCC Holding Class A Common Stock, (iii) JCC Holding Common Stock issued to JCC Holding's or the Company's employees under bona fide employee benefit plans adopted by the Board of Directors and approved by the holders of JCC Holding Common Stock when required by law, if such JCC Holding Common Stock would otherwise be covered by this Section (but only to the extent that the aggregate number of shares excluded hereby and issued after the date of this Indenture shall not exceed 5% of the JCC Holding Common Stock outstanding at the time of the adoption of any such plans, exclusive of antidilution adjustments thereunder), (iv) JCC Holding Common Stock issued to acquire, or in the acquisition of, all or any portion of a business as a going concern in an arm's-length transaction between JCC Holding and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, (v) JCC Holding Common Stock issued in a bona fide public offering pursuant to a firm commitment underwriting, (vi) JCC Holding Common Stock issued on exercise of rights if and to the extent Holders of Securities have received or are entitled to receive such rights upon conversion or (vii) JCC Holding Common Stock issued pursuant to that certain Warrant, dated as of October 30, 1998, issued by JCC Holding and registered as of the date of this Indenture in the name of Harrah's Crescent City Investment Company, as such Warrant may be amended (including amendment and restatement thereof), supplemented or modified from time to time, including any replacement or renewal thereof; provided, however, that no such amendment, supplement or modification decreases the exercise price thereof or provides that the holder or holders thereof receives additional shares of JCC Holding Common Stock upon the exercise thereof.

Section 13.10.    Adjustment for Convertible Securities Issue.

                  If JCC Holding issues any securities convertible into or exchangeable for JCC Holding Common Stock (other than the Securities or securities issued in transactions described in Sections 13.07 and 13.08) for a consideration per share of JCC Holding Common Stock initially deliverable upon conversion or exchange of such securities less than the current market price per share on the date of issuance of such securities, the conversion price shall be adjusted in accordance with this formula:

                               [GRAPHIC OMITTED]


where:

        C'   =    the adjusted conversion price;

        C    =    the then current conversion price;

        O    =    the number of shares of JCC Holding Common Stock
                  outstanding immediately prior to the issuance of such securities;

        P    =    the aggregate consideration received for the issuance
                  of such securities, determined in accordance with
                  Section 13.11;

        M    =    the Current Market Price per share of JCC Holding
                  Common Stock on the date of issuance of such securities;

        D    =    the maximum number of shares of JCC Holding Common
                  Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the JCC Holding Common Stock deliverable upon conversion or exchange of such securities has not been issued when such securities are no longer outstanding, then the conversion price shall promptly be readjusted to the conversion price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of JCC Holding Common Stock issued upon conversion or exchange of such securities.

                  This Section 13.10 does not apply to (i) convertible securities issued to acquire, or in the acquisition of, all or any portion of a business as a going concern or of developed, undeveloped or mixed real property, in an arm's-length transaction between JCC Holding and an unaffiliated third party, whether such acquisition shall be effected by purchase of assets, exchange of securities, merger, consolidation or otherwise, or (ii) convertible securities issued in a bona fide public offering pursuant to a firm commitment underwriting.

Section 13.11.    Consideration Received.

                  For purposes of any computation respecting consideration received pursuant to Sections 13.09 and 13.10, the following shall apply:

                  (1) in the case of the issuance of shares of JCC Holding Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by JCC Holding for any underwriting of the issue or otherwise in connection therewith;

                  (2) in the case of the issuance of shares of JCC Holding Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a Board resolution which shall be filed with the Trustee; and

                  (3) in the case of the issuance of securities convertible into or exchangeable for shares, the aggregate consideration received therefor shall be deemed to be the consideration received by JCC Holding for the issuance of such securities plus the additional minimum consideration, if any, to be received by JCC Holding upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (1) and (2) of this Section 13.11).

Section 13.12.    Adjustment For Tender Offer and Certain Repurchases.

                  If JCC Holding consummates a tender offer for, or otherwise repurchases, shares of JCC Holding Common Stock and the aggregate number of shares of JCC Holding Common Stock purchased, together with the aggregate number of shares of JCC Holding Common Stock purchased by JCC Holding in other tender offers and repurchases, is in excess of 5% of the outstanding shares of JCC Holding Common Stock at the Expiration Time (as defined below) or the purchase date of JCC Holding Common Stock pursuant thereto for a per share consideration having a fair market value, as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) or at the purchase date, that exceeds the current market price per share of JCC Holding Common Stock at the Expiration Time or at the purchase date the conversion price shall be adjusted in accordance with the following formula:


                            [Graphic Omitted]

where:

         C'       =        the adjusted conversion price;

         C        =        the conversion price immediately prior to the
                           Expiration Time or repurchase date;

         M        =        the current market price per share of JCC Holding
                           Common Stock immediately prior to the Expiration Time or repurchase date;

         O        =        the number of shares of JCC Holding Common Stock
                           outstanding (including any tendered shares) at the Expiration Time or repurchase date;

         F        =        the fair market value of the aggregate consideration
                           paid for all shares of JCC Holding Common Stock purchased; and

         N        =        the number of shares of JCC Holding Common Stock
                           accepted for payment in such tender offer or otherwise purchased.

                  If the number of shares accepted for payment in a tender offer or the aggregate consideration payable therefor have not been finally determined by the opening of business on the day following the Expiration Time, the adjustment required by this subsection (g) shall, pending such final determination, be made based upon the preliminary announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this subsection (g) shall be based upon the number of shares accepted for payment in such tender offer and the aggregate consideration payable therefor as so finally determined. If, upon application of the formula set forth above, (i) O - N is equal to or less than zero or (ii) (M x O) - F is equal to or less than zero, such formula will not determine the adjustment of the conversion price and the Board of Directors shall in good faith adjust the conversion price in a manner consistent with the intent of this Section 13.12. An adjustment by the Board of Directors in accordance with the preceding sentence shall be conclusive and binding.

Section 13.13.             When Adjustment May Be Deferred.

                  No adjustment in the conversion price need be made unless the adjustment would require an increase or decrease of at least 1% in the conversion price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

                  All calculations under this Article 13 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

Section 13.14.             When No Adjustment Required.

                  No adjustment need be made for rights to purchase JCC Holding Common Stock pursuant to a JCC Holding plan for reinvestment of dividends or interest if issued at a no greater discount than 3%.

                  No adjustment need be made for a change in the par value or no par value of the JCC Holding Common Stock.

                  To the extent the Securities become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

                  Notwithstanding anything herein to the contrary, the conversion price per share shall not be less than the par value per share. In the event an adjustment provided for herein would result in a conversion price of less than the par value per share, such adjusted conversion price shall be the par value per share.

Section 13.15.             Notice of Adjustment.

                  Whenever the conversion price is adjusted, JCC Holding shall promptly mail to Holders a notice of the adjustment. JCC Holding shall file with the Trustee a certificate from JCC Holding's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct, absent manifest error.

Section 13.16.             Voluntary Reduction.

                  JCC Holding from time to time may reduce the conversion price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period, provided that in no event may the conversion price be less than the par value of a share of JCC Holding Common Stock.

                  Whenever the conversion price is reduced, JCC Holding shall mail to Holders a notice of the reduction. JCC Holding shall mail the notice at least 15 days before the date the reduced conversion price takes effect. The notice shall state the reduced conversion price and the period it will be in effect.

                  A reduction of the conversion price does not change or adjust the conversion price otherwise in effect for purposes of Sections 13.06, 13.07, 13.08, 13.09, 13.10 and 13.12.

Section 13.17.             Notice of Certain Transactions.

                  If:

                  (1) JCC Holding takes any action that would require an adjustment in the conversion price pursuant to Section 13.06, 13.07, 13.08, 13.09, 13.10 or 13.12;

                  (2) JCC Holding takes any action that would require a supplemental indenture pursuant to Section 13.18; or

                  (3) there is a liquidation or dissolution of JCC Holding,

                  JCC Holding shall mail to Holders a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. JCC Holding shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of the transaction.

Section 13.18.             Reorganization of JCC Holding.

                  In case of any consolidation or merger of JCC Holding with or into any other Person, any merger of another Person with or into JCC Holding (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of JCC Holding Common Stock) or any conveyance, sale, transfer or lease of all or substantially all of the assets of JCC Holding, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each then Outstanding Security shall have the right thereafter, during the period such Security shall be convertible as specified in this Article 13, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of JCC Holding Common Stock into which such Security would have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of JCC Holding Common Stock (i) is not a Person with which JCC Holding consolidated or merged with or into or which merged into or with JCC Holding or to which such conveyance, sale, transfer or lease was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of JCC Holding Common Stock held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by any Person, other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-electing Share"), then for the purpose of this Section 13.18 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section 13.18 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases. Notice of the execution of such a supplemental indenture and a brief description of the transaction to which it relates shall be given by JCC Holding, or JCC Holding shall cause the Trustee to give such notice, to the Holder of each Security.

                  If this Section 13.18 applies, Section 13.06 does not apply.

Section 13.19.             JCC Holding Determination Final.

                  Any determination that JCC Holding or the Board of Directors must make pursuant to Section 13.03, 13.06, 13.08, 13.09, 13.10, 13.11, 13.12 or
13.14, or with respect to the Current Market Price of JCC Holding Common Stock, is conclusive absent manifest error.

Section 13.20. Trustee's Disclaimer.

               The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee has no duty to determine whether any provisions of a supplemental indenture under Section 13.18 are correct. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for JCC Holding's failure to comply with this Article. Each Conversion Agent other than JCC Holding shall have the same protection under this Section as the Trustee.

Section 13.21. Converted Securities.

               All Securities delivered to the Conversion Agent pursuant to this Article (hereinafter in this Section called "Converted Securities") shall be imprinted or otherwise marked by the Conversion Agent with a legend indicating such conversion and a photocopy thereof shall be delivered by the Conversion Agent to JCC Holding in exchange for JCC Holding Class A Common Stock and cash, if any, delivered by JCC Holding to the Conversion Agent pursuant to Section 13.02. Such Securities shall thereafter be held by JCC Holding or, if transferred by JCC Holding to the Company, the Company, and may, at any time at the direction of JCC Holding or the Company, whichever is the holder, be delivered to the Trustee for cancellation. Converted Securities shall not be transferred except to the Company or to any Subsidiary of JCC Holding. Converted Securities shall not be further convertible into JCC Holding Class A Common Stock, and shall not be redeemable unless all Securities at the time outstanding shall be redeemed at the same time.

Section 13.22. Joint and Several Obligation.

               The obligations to deliver JCC Holding Class A Common Stock on conversion of the Securities shall constitute a joint and several obligation of the Company and JCC Holding.

                                  ARTICLE 14.
                                 MISCELLANEOUS

Section 14.01. Trust Indenture Act Controls.

          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required or deemed to be included in this Indenture by the TIA the required provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 14.02. Notices.

               Any notice or communication by the Company, the Guarantor, the Trustee, the Credit Agent, the Initial Minimum Payment Guarantors or a Holder to the other is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

               If to the Company or JCC Holding:

                    Jazz Casino Company, L.L.C.
                    512 South Peters Street
                    New Orleans, Louisiana  70130
                    Attention:  Corporate Secretary
                    Telecopier No.: (504) 533-6100

               with a copy to:

                    Alston & Bird LLP
                    One Atlantic Center
                    Atlanta, Georgia  30309-3424
                    Attention:  Michael R. McAlevey
                    Telecopier No.:  (404) 881-4777

               If to the Trustee:

                    Norwest Bank Minnesota, National Association
                    Norwest Center, Sixth and Marquette
                    Minneapolis, MN  55479-0069
                    Attention:  Corporate Trust Department
                    Telecopier No.:  (612) 667-9825

               If to the Credit Agent:

                    Bankers Trust Company
                    One Bankers Trust Plaza
                    130 Liberty Street
                    New York, New York  10006
                    Attention: Mary Kay Coyle
                    Telecopier No.:  (212) 250-7218

               with a copy to:

                    White & Case
                    1155 Avenue of the Americas
                    New York, New York  10036-2787
                    Attention:  Eric L. Berg
                    Telecopier No.:  (212) 354-8113

               If to the New Indentures Trustee:

                    Norwest Bank Minnesota, National Association
                    Northwest Center
                    6th and Marquette
                    Minneapolis, Minnesota 55479-0069
                    Attention: Corporate Trust Department
                    Telecopier No.:  (612) 667-9825

               If to the Initial Minimum Payment Guarantors:

                    Harrah's Entertainment, Inc.
                    1023 Cherry Road
                    Memphis, TN  38117
                    Attention:  General Counsel
                    Telecopier No.: (901) 762-8777

               with a copy to:

                    Latham & Watkins
                    633 West Fifth Street, Suite 4000
                    Los Angeles, CA  90071-2007
                    Attention:  James P. Beaubien
                    Telecopier No.: (213) 891-8763

               If to any Holder, at such Holder's last known address appearing on the books of the Company or JCC Holding maintained for such purpose.

               The Company, the Guarantor, the Trustee, the Credit Agent or the Initial Minimum Payment Guarantors by notice to the others may designate additional or different addresses for subsequent notices or communications.

               If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

               In addition to any other notices required or permitted to be given pursuant to this Indenture, the Trustee shall, promptly after its delivery of any written notice to the Company (x) which specifically states that an Event of Default is in existence or (y) pursuant to the first paragraph of Section 6.02 (or promptly after its receipt of any such notice delivered to it by the Holders), send to the Regulating Authority (at the address set forth below) a copy of such written notice; provide , however, that any failure or delay in giving any such notice shall not affect or impair the validity of said notice or any action taken pursuant thereto (or otherwise pursuant to this Indenture) and shall give rise to no liability (monetary or otherwise) on the part of the Trustee to any Holder, the Regulating Authority or any Person. All notices to the Regulating Authority pursuant to this paragraph shall be mailed (or addressed as the Regulatory Authority provides to the Trustee from time to time for its receipt of notices pursuant to this paragraph):

                    Louisiana Gaming Control Board
                        9100 Bluebonnet Centre BoulevardSuite 500
                    Baton Rouge, LA  70809
                    Attention:  Chairman

Section 14.03. Communication by Holders with Other Holders.

               Holders may communicate pursuant to TIAss. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIAss. 312(c).

Section 14.04. Certificate and Opinion as to Conditions Precedent.

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

               (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) if customary or reasonably requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 14.05. Statements Required in Certificate or Opinion.

               Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 14.06. Rules by Trustee and Agents.

               The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.07. Legal Holidays.

               A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 14.08. No Recourse Against Others.

               A director, officer, employee, lawyer or stockholder of the Company or JCC Holding, as such, shall not have any liability for any obligations of the Company, JCC Holding or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Security waives and releases all such liability.

Section 14.09. Duplicate Originals.

               The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 14.10. Governing Law.

               The laws of the State of New York, including, without limitation, sections 5-1401 and 5-1402 of the New York General Obligations Law and NY CPLP 327(b), shall govern and be used to construe this Indenture and the Securities.

Section 14.11. No Adverse Interpretation of Other Agreements.

               This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.12. Successors.

               All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 14.13. Severability.

               In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.14. Counterpart Originals.

               The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 14.15. Variable Provisions.

               The Company initially appoints the Trustee as Paying Agent, Conversion Agent and Registrar.

Section 14.16. Table of Contents, Headings, Etc.

               The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 14.17. Gaming Laws.

               This Indenture and the Securities are and shall remain subject to the Louisiana Economic Development and Gaming Corporation Act, La. R.S. 27:1 et seq., La. R.S. 27:201 et seq. and the rules and regulations thereunder, as may be amended from time to time (collectively the act and the rules and regulations referred to herein as "Gaming Regulations"). The Company represents and warrants that all requisite approvals under the Gaming Regulations have been obtained for the execution, performance and issuance of this Indenture and the Securities.

Section 14.18. Waiver and Release; HET/JCC Agreement.

               (a) (i) As a condition to the effectiveness of the confirmation of the Plan of Reorganization of Harrah's Jazz Company ("HJC"), the predecessor of the Company, the Initial Minimum Payment Guarantors have entered into that certain HET/JCC Agreement, dated as of October 30, 1998 (the "Initial HET/JCC Agreement") in favor of the Louisiana Gaming Control Board (the "LGCB"). The Initial HET/JCC Agreement provides that the Initial Minimum Payment Guarantors will guarantee the Company's payment to the LGCB of the Minimum Payments required under the Amended and Renegotiated Casino Operating Contract (the "COC") between HJC, the Company and State of Louisiana (by and through the LGCB) for the Casino Fiscal Years (as defined in the COC) ending March 31, 1999 and March 31, 2000, renewable for the four Fiscal Years thereafter through March 31, 2004, subject to termination or non-renewal in accordance with the terms of the Initial HET/JCC Agreement (any such Guaranty as so provided by HET and HOCI is hereinafter referred to as a "Guaranty"). As a prerequisite to maintaining the effectiveness of the COC, the COC requires that the Company annually provide to the LGCB a Minimum Payment Guaranty (as defined in the COC). In entering into the Initial HET/JCC Agreement, the Initial Minimum Payment Guarantors have no obligation to provide a Minimum Payment Guaranty for the entire term of the COC, but rather have agreed only to provide it for the period and on terms and conditions specified therein. The Initial Minimum Payment Guarantors have expressly informed the Company and the Trustee (acting on behalf of the Holders) that they have not agreed to renew the Initial HET/JCC Agreement beyond March 31, 2004, or in any prior year where the Initial Minimum Payment Guarantors' obligation to furnish a Guaranty does not renew by the express terms of Section 1(b) of the Initial HET/JCC Agreement. The Initial Minimum Payment Guarantors have informed the Company and the Trustee (acting on behalf of the Holders) that any decision they make concerning whether to renew any Guaranty or the Initial HET/JCC Agreement will be made in their sole discretion, acting only in their best interests. Each of the Company and the Trustee (acting on behalf of the Holders) hereby acknowledges that (A) the Initial Minimum Payment Guarantors are not obligated to and have not given it any assurance that they will renew the Initial HET/JCC Agreement beyond March 31, 2004, or renew any Guaranty for any earlier Casino Fiscal Year in which the Initial Minimum Payment Guarantors' obligation to furnish a Guaranty does not renew under the express terms of Section 1(b) thereof, (B) the Initial Minimum Payment Guarantors have the right to make any such renewal decision by considering only their best interests, and (C) the Initial Minimum Payment Guarantors need not consider the interests of any other parties in making any such renewal decision, notwithstanding that the Initial Minimum Payment Guarantors are involved in a number of capacities in respect of the Company.

                    (ii) Each of the Company and the Trustee (acting on behalf of the Holders) hereby agrees that by entering into the Initial HET/JCC Agreement or providing a Guaranty or otherwise, the Initial Minimum Payment Guarantors are not now, and in the past have not, made any assurances or guarantees concerning the financial results of the Casino (as defined in the New Indentures), nor are or have the Initial Minimum Payment Guarantors made any assurances or guarantees that the Casino will be financially successful or will perform as projected in the projections and/or feasibility studies included in HJC's (and certain other parties') Third Amended Joint Plan or Reorganization (the "Plan") and the Disclosure Statement distributed in connection with the Plan confirmation process.

                    (iii) Each of the Company and the Trustee (acting on behalf of the Holders) hereby agrees and acknowledges that any future representation, warranty, assurance or other guaranty by the Initial Minimum Payment Guarantors or any of their subsidiaries or other affiliates to the Company or the Trustee concerning the renewal of any Guaranty or the Initial HET/JCC Agreement, the operation of the Casino, the financial results of the Casino, or any other matter concerning the Casino or the Plan shall only be effective if set forth in writing and properly executed by the party to be charged.

               (b) (i) Each of the Company and the Trustee (acting on behalf of the Holders) hereby releases and waives and agrees not to bring any Claims against the Initial Minimum Payment Guarantors, whether a known Claim or an Unknown Claim, to the extent that such Claims may arise in any way, in whole or in part, out of (A) the Initial Minimum Payment Guarantors' decision either to renew or not renew any Guaranty or the Initial HET/JCC Agreement,
(B) the Initial Minimum Payment Guarantors acting in their own best interests in connection with the execution, renewal or failure to renew any Guaranty or the Initial HET/JCC Agreement, and/or (C) any alleged assurance or guarantee by the Initial Minimum Payment Guarantors concerning the operation of the Casino, the financial results of the Casino or any other matter concerning the Casino or the Plan, unless such Claim is based on a writing (but in any event cannot be based on the Initial HET/JCC Agreement or any Guaranty) properly executed by the party against whom such a claim is being made.

                    (ii) Each of the Company and the Trustee also hereby specifically waives any rights it might have under Louisiana Civil Code
Article 3083 and all other applicable or similar law to this same or similar effect as the matters described in Section 14.18(b)(i) hereof, including but not limited to, any purported right to challenge the validity or seek rescission of, or to vitiate, the releases set forth above in Section 14.18(b)(i) hereof on the ground that any information was kept concealed from it and agrees that no remedy shall be available for any such alleged non-disclosure, and that the right to rescind the above release on any such ground is hereby expressly waived.

               (c) For the purposes of Section 14.18(b)(i) and (ii) hereof:

                    (i) "Claim" or "Claims" shall mean, for purposes only of this Section 14.18, any action or actions, cause or causes of action, in law or equity, suits, debts, liens, liabilities, claims, demands, damages, punitive damages, losses, costs or expenses, and/or reasonable attorneys' fees of any nature whatsoever.

                    (ii) "Initial Minimum Payment Guarantor" shall include HET, HOCI, Harrah's New Orleans Investment Company, Harrah's Crescent Investment Company, Harrah's New Orleans Management Company, their successors and assigns, and all direct or indirect subsidiaries, and each of their parents, subsidiaries, officers, directors, corporate representatives, employees, agents, lawyers and accountants and all persons acting or claiming through, under or in concert with any of them.

                    (iii) "Unknown Claim" or "Unknown Claims" means any and all Claims, including without limitation, any Claim which any of the parties hereto does not know or even suspect to exist in his, her, or its favor at the time of the giving of the releases and waivers set forth in Section 14.18(b) hereof which, if known by him, her or it might have affected his, her or its decision regarding the releases and waivers. Each of the parties acknowledges that he, she or it might hereafter discover facts in addition to or different from those which he, she, or its now knows or believes to be true with respect to the matters herein released and waived, but each shall be deemed to have fully, finally and forever released any and all Claims.

               (d) Each of the Company and the Trustee (acting on behalf of the Holders) hereby acknowledges that each Guaranty and the CRGA provide that there shall be no third party beneficiaries thereof. Each of the Company and the Trustee also agrees that it shall not claim or assert it is a third party beneficiary or possesses any derivative claims under any Guaranty or the HET/JCC Agreement.

               (e) Each of the Company and the Trustee (acting on behalf of the Holders) hereby acknowledges that the Initial Minimum Payment Guarantors have informed it (i) not to infer or assume that the Initial Minimum Payment Guarantors will renew any Guaranty or the Initial HET/JCC Agreement; (ii) that the Initial Minimum Payment Guarantors will consider only their own best interests in determining whether to renew any Guaranty or the Initial HET/JCC Agreement; (iii) that the Initial Minimum Payment Guarantors are involved in a number of different capacities in connection with the reorganization of HJC, the governance of the Company and JCC Holding, and the operation of the Casino; and (iv) that there can be no assurance that the Casino will perform as set forth in the projections and/or feasibility study set forth in the Plan and Disclosure Statement circulated therewith.

               (f) Each Guaranty is provided on the express condition that the Company shall not amend or modify the COC in any way to increase the obligations under any Guaranty or adversely affect the Initial Minimum Payment Guarantors without the prior written agreement of the Initial Minimum Payment Guarantors, and any such amendment or modification shall have no force or effect in respect of the Initial Minimum Payment Guarantors or any Guaranty.

               (g) The Initial HET/JCC Agreement is independent of and shall survive any cancellation or termination of the COC.

Section 14.19. Transfer Restrictions; Legends.

               (a) Until the expiration of the Restricted Period (as defined below), any Person that purchases or otherwise acquires Securities, JCC Holding Class A Common Stock issued upon the conversion or redemption of Securities pursuant to this Indenture (together with any JCC Common Stock into which such JCC Holding Class A Common Stock is reclassified or converted, "Conversion Shares"), any part thereof or any interest therein shall, prior to such purchase or other acquisition, duly and fully execute a Purchaser Letter, substantially in the form of Annex A to the Form of Security attached hereto as Exhibit A, and deliver such executed Purchaser Letter to the Company, JCC Holding and the Holder selling, assigning or otherwise transferring such Securities or Conversion Shares; provided, however, that a Purchaser Letter shall not be required pursuant to this
Section 14.19 in the event the Holder selling, assigning or otherwise transferring such Securities or Conversion Shares reasonably believes that the Person that purchases or otherwise acquires Securities is a "Qualified Institutional Buyer" as such term is defined under Rule 144A of the Securities Act. Each Holder, by its purchase or other acquisition of Securities or Conversion Shares, is deemed to agree that it will not sell, assign or otherwise transfer Securities, Conversion Shares, any part thereof or any interest therein to any Person unless such Person shall have complied with the foregoing sentence to the extent required.

               "Restricted Period" means the period ending on (a) with respect to any Security, the date upon which it cease to be a "restricted security" within the meaning of Rule 144(a)(3), (b) the date which is two years (or if the period specified by Rule 144(k) under the Securities Act (or any successor law, rule or regulation) is not two years, the period specified thereby) after the later of the original issue date of the Securities or the Conversion Shares, as the case may be (or, in either case, of any predecessor security thereof), or the last date on which the Company, JCC Holding or any of their Affiliates was the owner thereof (or, in either case, of any predecessor security thereof) and (c) such later date, if any, during which the transfer of the Securities or the Conversion Shares, as the case may be, is restricted in any manner pursuant to the Securities Act or applicable state securities law.

               (b) It is understood and acknowledged that upon the original issuance thereof and at all times thereafter, each certificate representing the Securities and each certificate representing Conversion Shares shall bear a legend to the following effect:

         THIS SECURITY IS SUBJECT TO REDEMPTION BY [JAZZ CASINO COMPANY, L.L.C.]*[JCC HOLDING COMPANY]** IF, AMONG OTHER THINGS, THE HOLDER IS REQUIRED TO QUALIFY OR BE FOUND SUITABLE UNDER ANY APPLICABLE GAMING LAW, REGULATION OR RULE AND DOES NOT MEET THE APPLICABLE SUITABILITY STANDARDS, ALL AS MORE FULLY SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OF JCC HOLDING COMPANY[, THE SOLE MEMBER OF JAZZ CASINO COMPANY, L.L.C.].* A COPY OF THE RESTATED CERTIFICATE OF INCORPORATION OF JCC HOLDING COMPANY IS MAINTAINED AT THE EXECUTIVE OFFICES OF JCC HOLDING COMPANY AND WILL BE PROVIDED UPON REQUEST.
--------------------

*    To be included for securities of the Company only.
**   To be included for securities of JCC Holding only.

               (c) It is understood and acknowledged that until the expiration of the Restricted Period, (i) each certificate representing the Securities (and each certificate representing any other security issued in exchange therefor or in substitution therefor, other than certificates representing Conversion Shares) and (ii) each certificate representing Conversion Shares (and each certificate representing any other security issued in exchange therefor or in substitution therefor) shall bear the following legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY [JAZZ CASINO COMPANY, L.L.C.][JCC HOLDING COMPANY] (THE "COMPANY") AS HAVING ANY INTEREST IN SUCH SECURITY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITY UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                   SIGNATURES

Dated as of October 30, 1998           JAZZ CASINO COMPANY, L.L.C.
                                       By JCC Holding Company, its sole member


                                       By  /s/ L. Camille Fowler
                                          -----------------------------------
                                          Name:  L. Camille Fowler
                                                -----------------------------
                                          Title: V.P./Secretary
                                                 ----------------------------


Dated as of October 30, 1998           JCC HOLDING COMPANY


                                       By  /s/ L. Camille Fowler
                                          -----------------------------------
                                          Name:  L. Camille Fowler
                                                -----------------------------
                                          Title:  V.P./Secretary
                                                 ----------------------------


Dated as of October 30, 1998           NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
                                         as Trustee


                                       By  /s/ Ray Haverstock
                                          -----------------------------------
                                          Name:  Ray Haverstock
                                                -----------------------------
                                          Title: V.P.
                                                 ----------------------------

                                    EXHIBIT A

THIS SECURITY IS SUBJECT TO REDEMPTION BY [JAZZ CASINO COMPANY, L.L.C.]*[JCC HOLDING COMPANY]** IF, AMONG OTHER THINGS, THE HOLDER IS REQUIRED TO QUALIFY OR BE FOUND SUITABLE UNDER ANY APPLICABLE GAMING LAW, REGULATION OR RULE AND DOES NOT MEET THE APPLICABLE SUITABILITY STANDARDS, ALL AS MORE FULLY SET FORTH IN THE RESTATED CERTIFICATE OF INCORPORATION OF JCC HOLDING COMPANY[, THE SOLE MEMBER OF JAZZ CASINO COMPANY, L.L.C.].* A COPY OF THE RESTATED CERTIFICATE OF INCORPORATION OF JCC HOLDING COMPANY IS MAINTAINED AT THE EXECUTIVE OFFICES OF JCC HOLDING COMPANY AND WILL BE PROVIDED UPON REQUEST.
--------------------

*    To be included for securities of the Company only.
**   To be included for securities of JCC Holding only.


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE THEREOF BE RECOGNIZED BY [JAZZ CASINO COMPANY, L.L.C.][JCC HOLDING COMPANY] (THE "COMPANY") AS HAVING ANY INTEREST IN SUCH SECURITY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITY UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               (Face of Security)

CUSIP No. 472143 AC 0
No.

                           Jazz Casino Company, L.L.C.

               Convertible Junior Subordinated Debenture Due 2010


          Jazz Casino Company, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana, promises to pay to ___________________________ or its registered assigns, the principal sum of
_________ Dollars on May 15, 2010 as set forth herein.

Interest Payment Dates:      May 15 and November 15. The first interest payment
                             date is May 15, 1999.

           Record Dates:     May 1 and November 1.  The first record date is
                             May 1, 1999.


Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

                                  JAZZ CASINO COMPANY, L.L.C.
                                  By:  JCC Holding Company, its sole member

                                  By_________________________________________
                                      Name:__________________________________
                                      Title:_________________________________



Certificate of Authentication: This is one of the Securities referred to in the within mentioned Indenture.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
  AS TRUSTEE

By:______________________________
         Authorized Officer

Dated:____________________________

                               (Back of Security)

                           Jazz Casino Company, L.L.C.

               Convertible Junior Subordinated Debenture Due 2010


       1. Interest. Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), promises to pay interest on the principal amount of this Security at the rate of 8% per annum.

       The Company shall pay interest semi-annually in arrears on May 15 and November 15 of each year to the holders of record of this Security ("Holders") at the close of business on the May 1 and November 1, respectively, next preceding the applicable interest payment date, commencing May 1, 1999. Interest shall initially accrue from the date of issuance and the first interest payment date will be May 15, 1999. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

       2. Method of Payment. The Company shall pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date for the next interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company may, at its option and in its sole discretion, pay interest through the issuance of additional Securities ("Secondary Securities") in lieu of the payment in whole or in part of interest in cash on the Securities, (i) on any stated due date of an installment of interest on the Securities on or prior to October 30, 2003 (the fifth anniversary following issuance), and (ii) on any stated due date of an installment of interest on the Securities after October 30, 2003 if the Company did not make "Contingent Payments" (as defined in the New Indenture) with respect to the Company's Senior Subordinated Contingent Notes due 2009 (the "New Contingent Bonds") on the immediately preceding interest payment date for such New Contingent Bonds. This Security may be redeemed for cash or for shares of Class A Common Stock, par value $.01 per share (the "JCC Holding Class A Common Stock"), of JCC Holding Company, a Delaware corporation ("JCC Holding"), as set forth in Paragraph 5. With respect to cash principal payments at maturity or upon redemption or cash interest payments, the Company may pay such principal and interest by check. The Company may mail an interest check, any Secondary Securities or certificates for JCC Holding Class A Common Stock to a Holder's registered address.

       3. Paying Agent, Registrar and Conversion Agent. Norwest Bank Minnesota, National Association, as Trustee (the "Trustee"), shall act as initial Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar, Conversion Agent or Co-Registrar without prior notice. The Company or any of its subsidiaries may act in any such capacity.

       4. Indenture; Defined Terms. The Company issued the Securities under an Indenture dated as of October 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Company, JCC Holding and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to, and qualified by, all such terms, certain of which are summarized herein, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent that this Security conflicts with the Indenture, the Indenture shall control. Unless otherwise defined in this Security, capitalized terms shall have the meanings set forth in the Indenture.

       The Securities are unsecured general obligations of the Company limited to $27,287,500 in initial aggregate principal amount, as such amount may be increased from time to time by the issuance of Secondary Securities.

       5. Optional Redemption. The Company may redeem the Securities in whole or in part (a) at any time at par value plus accrued interest to the applicable Redemption Date, payable in cash or (b) at any time during the twelve-month period immediately preceding October 30, 2010 at par value plus accrued interest to the applicable Redemption Date, payable (i) in shares of JCC Holding Class A Common Stock (the number of such shares to be determined according to the conversion price then in effect pursuant to Paragraph 7 of the Security and Article 13 of the Indenture as if the Holder had converted such Securities in accordance therewith), or (ii) in a combination of cash and shares of JCC Holding Class A Common Stock, in either case only if the then applicable conversion price is greater than the Current Market Price on the Redemption Date.

      6. Notice of Redemption. Notice of redemption shall be mailed at least 20 days but no more than 60 days before the Redemption Date to each Holder whose Securities are to be redeemed at his registered address. Securities in denominations larger than $1.00 may be redeemed in part but only in whole multiples of $1.00. In the event of a redemption of less than all of the Securities, the Securities shall be chosen for redemption by the Trustee, generally pro rata or by lot. On and after the Redemption Date, if the Company has complied with Section 3.05 of the Indenture interest ceases to accrue on Securities or portions thereof called for redemption.

      If this Security is redeemed subsequent to a record date with respect to any interest payment date specified above and on or prior to such interest payment date, then any accrued interest shall be paid to the person in whose name this Security is registered at the close of business on such record date.

      7. Conversion. A Holder of a Security may convert it into JCC Holding Class A Common Stock at any time after October 1, 2002. In addition, if the Security is called for redemption at any time (whether prior to or following October 1, 2002), the Holder of such Security may convert it at any time before the close of business on the Redemption Date (but not later, unless the Company shall default in payment due upon redemption thereof); provided, however, that such Holder may not convert such Security if such Security is called for redemption pursuant to a Required Regulatory Redemption. The initial conversion price of $25.00 per share is subject to adjustment as provided in Article 13 of the Indenture. To determine the number of shares issuable upon conversion of a Security, divide the principal amount to be converted by the conversion price in effect on the conversion date. On conversion, no payment or adjustment for interest will be made. However, interest will be paid on any interest payment date with respect to Securities surrendered for conversion after a record date for the payment of interest to the registered holder on such record date. In lieu of issuing fractional shares of JCC Holding Class A Common Stock, JCC Holding will deliver a check for the current market value of the fractional share.

      To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 or an integral multiple of $1,000.

      The conversion price is subject to adjustment as set forth in the Indenture in certain events, including: the issuance of stock of JCC Holding as a dividend or distribution on the JCC Holding Common Stock; subdivisions and combinations of the JCC Holding Common Stock; certain reclassifications, consolidations, mergers and sales of property of JCC Holding; the issuance to all holders of JCC Holding Common Stock of certain rights or warrants entitling them to subscribe for JCC Holding Common Stock at less than the current market price; the distribution to all holders of JCC Holding Common Stock of debt securities or assets of JCC Holding or rights or warrants to purchase assets, debt securities or other securities of JCC Holding (excluding cash dividends or distributions from retained earnings); the issuance of shares of JCC Holding Common Stock, in certain circumstances, for less consideration than the current market price; and the issuance, in certain circumstances, of securities convertible into or exchangeable for shares of JCC Holding Common Stock (other than pursuant to transactions described above) for a consideration per share of JCC Holding Common Stock deliverable on such conversion or exchange that is less than the current market price of the JCC Holding Common Stock on the date of issuance of such security. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase JCC Holding Common Stock pursuant to a JCC Holding dividend or interest reinvestment plan.

      JCC Holding from time to time may voluntarily reduce the conversion price for a period of time, provided that the conversion price is not less than the par value of a share of JCC Holding Class A Common Stock.

      If JCC Holding is a party to a consolidation or merger or a transfer or lease of all or substantially all of its assets, the right to convert a Security into JCC Holding Class A Common Stock may be changed into a right to convert it into cash or securities or other assets of JCC Holding or another Person.

      8. Subordination. As more fully described in the Indenture, the Securities are subordinated to Senior Indebtedness, which includes (a) all Minimum Payment Guaranty Obligations and all Indebtedness of the Company arising under or in connection with the Credit

Agreement, the New Bonds or the New Contingent Bonds and all Obligations and claims with respect thereto, and (b) all Obligations of the Company that are expressly senior in right of payment to, or pari passu in right of payment with, the Minimum Payment Guaranty Obligations, the Credit Agreement, the New Bonds and the New Contingent Bonds. Indebtedness is defined in the Indenture to include obligations in respect of borrowed money; obligations evidenced by bonds, debentures, notes or similar instruments (other than Interest Rate Agreements); obligations represented by letters of credit (including reimbursement obligations and other liabilities with respect thereto); obligations representing the balance of the deferred and unpaid purchase price of any property or services; capital lease obligations; and, to the extent not otherwise included, the guaranty of items which are included in the definition of Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.

      9. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1.00 and integral multiples of $1.00, except as provided in Section 2.02 of the Indenture. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the Transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

      10. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

      11. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended with the consent of the Holders of at least 66-2/3% in principal amount of the then outstanding Securities, and any existing Default may be waived with the consent of the Holders of 66-2/3% in principal amount of the then outstanding Securities. Without the consent of any Holder, the Indenture or the Securities may be amended to, among other things, (a) cure any ambiguity, defect or inconsistency, (b) provide for the assumption by another Person of the Company's or JCC Holding's obligations to Holders or (c) make any other change that does not adversely affect the legal rights of any Holder under the Indenture.

      12. Defaults and Remedies. An Event of Default is: default for 30 days in payment of interest on the Securities; default in payment of principal on the Securities; failure by the Company or JCC Holding after notice to it to comply with certain of its agreements in the Indenture or the Securities; failure by the Company for 30 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; and certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% (or 25% in the case of a default with respect to payment of principal of or interest on the Securities) in principal amount of the then Outstanding Securities may declare the principal amount of the Securities to be due and payable immediately; provided, however, that if any Minimum Payment Guaranty Obligations are outstanding or any Indebtedness is outstanding pursuant to the Credit Agreement or the New Indentures, upon a declaration of acceleration, such principal and interest shall be payable upon the earlier of (x) the day that is five Business Days after the provision to the Company, the Minimum Payment Guarantor, the Credit Agent and the New Indentures Trustee of notice thereof, unless such an Event of Default has been cured or waived prior to such date and (y) the date of acceleration of any Minimum Payment Guaranty Obligation or any Indebtedness under the Credit Agreement or the New Indentures. In the case of an Event of Default arising from certain events of bankruptcy or insolvency, all Outstanding Securities become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or Securities. Subject to certain limitations, Holders of a majority in principal amount of the then Outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

      13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. No Recourse Against Others. A director, officer, employee, lawyer or stockholder, as such, of the Company or JCC Holding shall not have any liability for any obligations of the Company, JCC Holding or the Trustee under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

      15. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT Ten (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

      17. Indenture. Each Holder, by accepting a Security, agrees to be bound by all the terms and provisions of the Indenture, as the same may be amended from time to time.

      18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed hereon.

      19. Gaming Laws. The rights of the Holder of this Security and any owner of any beneficial interest herein are subject to the gaming laws and regulations, and the jurisdiction and requirements, of the governmental authorities with the power to regulate gaming in any jurisdiction where the Company is subject to such regulation, and any corresponding governmental authorities with responsibility to interpret and enforce the laws and regulations applicable to gaming in any such jurisdiction, as well as the further limitations and requirements set forth in the Indenture.

      20. Transfer Restrictions; Legends. Until the expiration of the Restricted Period (as defined below), any Person that purchases or otherwise acquires this Security, JCC Holding Class A Common Stock issued upon the conversion or redemption of this Security pursuant to the Indenture (together with any JCC Common Stock into which such JCC Holding Class A Common Stock is reclassified or converted, "Conversion Shares"), any part thereof or any interest therein shall, prior to such purchase or other acquisition, duly and fully execute a Purchaser Letter, substantially in the form attached hereto as Annex A, and deliver such executed Purchaser Letter to the Company, JCC Holding and the Holder selling, assigning or otherwise transferring such Securities or Conversion Shares; provided, however, that a Purchaser Letter shall not be required in the event the Holder selling, assigning or otherwise transferring such Securities or Conversion Shares reasonably believes that the Person that purchases or otherwise acquires Securities is a "Qualified Institutional Buyer" as such term is defined under Rule 144A of the Securities Act. Each Holder, by its purchase or other acquisition of this Security or the Conversion Shares, is deemed to agree that it will not sell, assign or otherwise transfer Securities, Conversion Shares, any part thereof or any interest therein to any Person unless such Person shall have complied with the foregoing sentence, to the extent required. This Security and the certificates representing the Conversion Shares shall bear legends as provided in Section 14.19 of the Indenture.

      "Restricted Period" means the period ending on (a) with respect to any Security, the date upon which it cease to be a "restricted security" within the meaning of Rule 144(a)(3), (b) the date which is two years (or if the period specified by Rule 144(k) under the Securities Act (or any successor law, rule or regulation) is not two years, the period specified thereby) after the later of the original issue date of the Securities or the Conversion Shares, as the case may be (or, in either case, of any predecessor security thereof), or the last date on which the Company, JCC Holding or any of their Affiliates was the owner thereof (or, in either case, of any predecessor security thereof) and (c) such later date, if any, during which the transfer of the Securities or the Conversion Shares, as the case may be, is restricted in any manner pursuant to the Securities Act or applicable state securities law.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to: Jazz Casino Company, L.L.C., 512 South Peters, New Orleans, Louisiana 70130, Attention: Secretary.

      21. Subordinated Guaranty. This Security is entitled to the benefits of the Guaranty made by the Guarantor, as described in the Indenture, pursuant to which the Guarantor has irrevocably and unconditionally guaranteed on a subordinated basis (as provided in Article 12 of the Indenture) the punctual payment when due, whether at stated maturity, by acceleration, redemption or otherwise, of all obligations of the Company under the Indenture and this Security. The Guarantor shall be released from its Guaranty upon the terms and subject to the conditions set forth in the Indenture.


                   ASSIGNMENT FORM                                      CONVERSION NOTICE
To Assign this Security, fill in the                          To convert this security into Class A
form below:                                                   Common Stock of JCC Holding,
                                                              check the box:  |_|

I, or we, assign and transfer this
Security to_____________________

         $

(Insert assignee's Soc. Sec. or tax                           To convert only part of this Security,
I.D. No.) ________________                                    state the aggregate principal amount to
                                                              be converted:
____________________________                                  $

____________________________                                  If you want the stock certificate made
                                                              out in another person's name, check the box
____________________________                                  and fill in the form below:  |_|

____________________________
(Print or type assignee's name,
address and zip code)

and irrevocably appoint
____________________________                                   (Insert other persons Soc.
agent to transfer this Security on                              Sec. or I.D. No.) ________________
the books of the Company.  The agent
may substitute another to act for him.                         ____________________________

                                                               ____________________________

                                                                ____________________________

                                                               ____________________________
                                                               (Print or type other person's name,
                                                               address and zip code)

Your Signature:_________________________________________________________________________________
                       (Sign exactly as your name appears on the other side of this Security)

Date:_______________________________

Signature Guarantee:______________________________________________________________________________


                                                             Annex A to Security
                                                                Purchaser Letter


Jazz Casino Company, L.L.C.
512 South Peters
New Orleans, Louisiana 70130


JCC Holding Company
c/o  Jazz Casino Company, L.L.C.
     512 South Peters
     New Orleans, Louisiana 70130

---------------------------------
---------------------------------
---------------------------------
(Name and Address of Transferring Holder)

Ladies and Gentlemen:

      The undersigned is delivering this letter in connection with its purchase or other acquisition of (i) $_______ aggregate principal amount of the 8% Convertible Junior Subordinated Debentures Due 2010 (the "Securities") of Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), which are convertible into shares of Class A Common Stock, $.01 par value per share ("JCC Holding Class A Common Stock"), of JCC Holding Company, a Delaware corporation ("JCC Holding"), pursuant to the Indenture dated as of October 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "Indenture") among the Company, JCC Holding and Norwest Bank Minnesota, National Association, as trustee, and/or (ii) ________ shares of JCC Holding Class A Common Stock issued upon the conversion or redemption of Securities pursuant to the Indenture (together with any shares of common stock of JCC Holding into which such shares of JCC Holding Class A Common Stock is reclassified or converted, the "Conversion Shares"). The undersigned (a) understands that the Company, JCC Holding and the transferring holder of the Securities and/or the Conversion Shares will rely upon the confirmations, representations and agreements of the undersigned contained herein and (b) represents and warrants that the information contained herein is complete and accurate.

      The undersigned hereby confirms, represents and warrants that:

        (i) The undersigned is (A) an institution (and not an individual) and is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) or (B) an entity in which all of the equity owners are accredited investors (collectively, an "Institutional Accredited Investor"). The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of purchasing the Securities and/or the Conversion Shares.

        (ii) The undersigned is purchasing or otherwise acquiring the Securities (including, without limitation, any shares of JCC Holding Class A Common Stock to be issued upon the conversion or redemption thereof and any shares of common stock of JCC Holding into which such shares of JCC Holding Class A Common Stock shall be reclassified or converted) and/or the

     Conversion Shares, as the case may be (collectively, the "Restricted Securities"), for investment for the undersigned's own account (i.e., with the intent of holding the Restricted Securities for investment and without the intent of participating directly or indirectly in the distribution of any Restricted Securities) and without the participation of any other person in any part of the purchase or other acquisition.

         (iii) The undersigned has received a copy of the Indenture and acknowledges that the undersigned has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and JCC Holding and receive answers thereto, as the undersigned deems necessary in connection with its decision to purchase the Restricted Securities.

      The undersigned understands that the Restricted Securities were originally offered and sold by the Company and JCC Holding, and the Restricted Securities are being offered and sold to the undersigned by the transferring holder thereof, in transactions not involving any public offering within the meaning of the Securities Act and that the Restricted Securities have not been registered under the Securities Act or any applicable state securities laws, and the undersigned agrees that if in the future the undersigned decides to resell or otherwise transfer any Restricted Securities, such Restricted Securities may be resold or otherwise transferred only pursuant to a registration statement which has been declared effective under the Securities Act or in a transaction that is exempt from, or not subject to, the Securities Act. In addition, the undersigned agrees that any such resale or other transfer of Restricted Securities shall be in accordance with applicable state securities and in accordance with the legends set forth on the certificates representing the Restricted Securities. The undersigned further agrees to provide any purchaser or other acquiror of any of the Restricted Securities from the undersigned a notice advising such purchaser or other acquiror that any sale, assignment or other transfer of such Restricted Securities are restricted as stated herein. Furthermore, no such sale, assignment or other transfer of the Restricted Securities may be made, except upon presentation of evidence satisfactory to the Company and JCC Holding that the foregoing restrictions on transfer have been complied with.

      The undersigned further agrees that:

      (a) The undersigned will not sell, assign or otherwise transfer any Restricted Security unless the undersigned, the Company and JCC Holding shall have received, prior thereto, a duly and fully executed letter (substantially in the form hereof) from the Institutional Accredited Investor to which such sale, assignment or other transfer is to be made; provided, however, that such a letter shall not be required in the event the undersigned sells, assigns or otherwise transfers a Restricted Security to a person the undersigned reasonably believes to be a "Qualified Institutional Buyer" as such term is defined under Rule 144A of the Securities Act.

      (b) The undersigned will notify you promptly in writing if any of its representations, warranties or confirmations herein ceases to be accurate and complete.

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                      (Name of Purchaser)

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

                                       Address:________________________________

                                CROSS-REFERENCE TABLE*


Trust Indenture                                                                            Indenture
   Act Section                                                                               Section
-----------------                                                                          ---------
  310(a)(1)........................................................................          7.10
     (a)(2)........................................................................          7.10
     (a)(3)........................................................................          N.A.
     (a)(4)........................................................................          N.A.
     (b)...........................................................................          7.08; 7.10; 12.02
     (c)...........................................................................          N.A.
  311(a)...........................................................................          7.11
     (b)...........................................................................          7.11
     (c)...........................................................................          N.A.
  312(a)...........................................................................          2.05
     (b)...........................................................................          12.03
     (c)...........................................................................          12.03
  313(a)...........................................................................          7.06
     (b)(1)........................................................................          N.A.
     (b)(2)........................................................................          7.06
     (c)...........................................................................          7.06; 12.02
     (d)...........................................................................          7.06
  314(a)...........................................................................          4.03; 12.02
     (b)...........................................................................          N.A.
     (c)(1)........................................................................          12.04
     (c)(2)........................................................................          12.04
     (c)(3)........................................................................          N.A.
     (d)...........................................................................          N.A.
     (e)...........................................................................          12.05
     (f)...........................................................................          N.A.
  315(a)...........................................................................          7.01(2)
     (b)...........................................................................          7.05; 12.02
     (c)...........................................................................          7.01(1)
     (d)...........................................................................          7.01(3)
     (e)...........................................................................          6.13
  316(a) (last sentence)...........................................................          2.09
     (a)(1)(A).....................................................................          6.07
     (a)(1)(B).....................................................................          6.04
     (a)(2)........................................................................          N.A.
     (b)...........................................................................          6.09
  317(a)(1)........................................................................          6.10
     (a)(2)........................................................................          6.11
     (b)...........................................................................          2.04
  318(a)...........................................................................          12.01

  --------------------
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture